Exhibit 4.1

Exhibit 4

SANOFI-AVENTIS HOURLY EMPLOYEES’ SAVINGS PLAN

SANOFI - SYNTHELABO INC.
HOURLY EMPLOYEES’ SAVINGS PLAN (DES PLAINES)

Amended and Restated effective August 1, 1998

TABLE OF CONTENTS

Article 1	Statement of Purpose

Article 2	Definitions

Article 3	Participation Eligibility

Article 4	Employer Contributions

Article 5	Participant Contributions

Article 6	Allocation of Employer Contributions

Article 7	Salary Deferral Elections

Article 8	Investment Elections; Maintenance of Accounts

Article 9	Vesting

Article 10	Benefit Distributions

Article 11	Participant Loans

Article 12	Provisions Relating to Top-Heavy Plans

Article 13	Plan Administration

Article 14	Fiduciaries

Article 15	Amendment and Termination

Article 16	Participation by Affiliates

Article 17	Miscellaneous Provisions

HOURLY EMPLOYEES’ SAVINGS PLAN AND TRUST

THIS HOURLY EMPLOYEES’ SAVINGS PLAN is restated as of the 1st day of August, 1998, by SANOFI, INC., a Delaware corporation, having its principal office and place of business at 90 Park Avenue, New York, NY 10016, on behalf of itself and all of its participating affiliates hereunder.

WITNESSETH

WHEREAS, Sanofi, Inc. previously established a defined contribution savings plan for the benefit of its eligible Employees known as the Sanofi Winthrop, Inc. Hourly Employees’ Savings Plan, effective October 1, 1994; and

WHEREAS, effective August 1, 1998, Sanofi, Inc. adopted resolutions pursuant to which the Sanofi Winthrop, Inc. Hourly Employees’ Savings Plan adopted all of the provisions of the Sanofi-Synthelabo Group Savings Plan; and

WHEREAS, Sanofi, Inc. desires to continue to recognize the contribution made to its successful operation by its various Employees, and to reward such contribution by means of a Savings Plan for those Employees who shall qualify as Participants hereunder; and

WHEREAS, it is intended that this Plan and Trust be qualified under Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code as amended by the Tax Reform Act of 1986 and subsequent legislation.

NOW, THEREFORE, this Plan and Trust is amended and restated to read as set forth below.

ARTICLE I

STATEMENT OF PURPOSE

1.0                                 Background and Purpose.  The Plan has been amended to (a) adopt the provisions of the Sanofi-Synthelabo Group Savings Plan, and (b) comply with the requirements of the Small Business Job Protection Act of 1995, the Taxpayers Relief Act of 1997 and other recent changes in applicable law.  The Plan as so amended and restated shall generally be effective as of August 1, 1998, provided, however, that the provisions of the Plan as amended and restated which are designed to comply with requirements of the Small Business Job Protection Act, the Taxpayer Relief Act of 1997 and other changes in applicable law shall become effective as of such other dates as may be required to comply with such requirements.  Except as otherwise provided, the provisions of the restated Plan shall apply only to Employees who are employed by the Employer on or after the Effective Date (including former Employees who return to employment as an Employee and participate in the Plan on or after the Effective Date); any person who participated in the Plan as in effect before August 1, 1998 and who separated from service prior to such date shall continue to be entitled solely to the benefits and rights provided by the Plan as in effect on the date of his separation from service.  Moreover, solely with respect to Employees who are employed by the Employer on or after the Effective Date, the Plan as in effect before the Effective Date shall solely and exclusively determine their benefits and rights with respect to the period before the Effective Date, except as otherwise explicitly provided herein.  In no event, however, shall this amendment and restatement result in a prohibited reduction of benefits described in Section 411(d)(6) of the Code and the related regulations.

1.02                           Qualification Under the Internal Revenue Code.  It is intended that the Plan be a qualified profit-sharing plan within the meaning of Section 401(a) of the Code, that the requirements of Section 401(k) of the Code be satisfied as to that portion of the Plan represented by contributions made pursuant to participant salary deferral elections, and that the trust or other funding vehicle associated with the Plan be exempt from federal income taxation pursuant to the provisions of Section 501(a) of the Code.  Subject to the provisions of Article IV of the Plan (identifying certain circumstances authorized by statute or regulation the occurrence of which may result in refunds to the Employer of amounts contributed under the Plan), the assets of the Plan shall be applied exclusively for the purposes of providing benefits to Participants and Beneficiaries under the Plan and for defraying expenses incurred in the administration of the Plan and its corresponding Trust or other funding vehicle.

1.03                           Documents.  The Plan consists of the Plan and Trust documents as set forth herein and as set forth in the Trust document, and any amendments thereto.  Certain provisions relating to the Plan and its operation may be contained in documents establishing any other funding vehicle for the Plan, and any amendments, supplements, appendices and riders to any of the foregoing.  Descriptive material relating to the Plan shall not be considered a part of the Plan, and in the event of any conflict between such descriptive material and the Plan, the text of the Plan shall govern.  With respect to the period prior to the Effective Date, the provisions of the Plan as it then read, before this amendment and restatement, shall alone govern the determination of benefits and rights under the Plan.

NOW, THEREFORE, effective as of the 1st day of August, 1998, the Hourly Employees’ Savings Plan is amended and restated for the purpose of carrying out such Plan on the following terms:

ARTICLE II

DEFINITIONS

2.01                           “Account” shall mean the entire interest of a Participant in the Plan.  A Participant’s Account shall consist of one or more separate accounts reflecting the various types of contributions permitted under the Plan, as hereinafter provided.

2.02                           “Actual Deferral Percentage” shall mean the ratio (expressed as a percentage) of Salary Deferrals allocated on behalf of the Employee as of a date within the Plan Year to the Employee’s Statutory Compensation for the Plan Year (or the portion of the Plan Year during which the Employee was an eligible Employee, if the Pension Committee so elects on a uniform basis), provided, however, that Salary Deferrals shall be disregarded if they (a) are taken into account in determining the Contribution Percentage, (b) are made on behalf of an Employee who is not a Highly Compensated Employee to the extent that such deferrals exceed the limitations described in Section 7.05, (c) are returned to the Participant pursuant to Section 6.05, or (d) do not relate to Compensation that either (i) would have been received by the Employee in the Plan Year but for the Employee’s Salary Deferral election pursuant to Section 7.01 or (ii) is attributable to services performed by the Employee in the Plan Year and, but for the Employee’s Compensation Deferral election pursuant to Section 7.01, would have been received by the Employee within two and one-half months after the close of the Plan Year.  For purposes of this Section, Salary Deferrals shall be considered allocated on behalf of an Employee as of a date within a Plan Year if the allocation is not contingent upon the Employee’s participation in the Plan or performance of services on any date subsequent to such date, and the Salary Deferral is actually paid to the Trust no later than the close of the following Plan Year.  The Actual Deferral Percentage with respect to any Highly Compensated Employee shall be determined by treating all qualified retirement plans of the Employer or an Affiliated Company (excluding plans that are not permitted to be aggregated under Treasury Regulation Section 1.401(k)-1(g)(1)(ii)(B)) in which the Highly Compensated Employee is eligible to participate as a single plan.

2.03                           “Affiliated Company” shall mean any entity which, with the Employer, constitutes (a) a “controlled group of corporations” within the meaning of Section 414(b) of the Code, (b) a “group of trades or businesses under common control” within the meaning of Section 414(c) of the Code, (c) an “affiliated service group” within the meaning of Section 414(m) of the Code, or (d) an entity required to be aggregated with the Company pursuant to Section 414(o) of the Code.  An entity shall be considered an Affiliated Company only with respect to such period as the relationship described in the preceding sentence exists.  When the term “Affiliated Company” is used in applying the limitations set forth in Section 6.05, Sections 414(b) and (c) of the Code shall be deemed modified by application of the provisions of Section 415(h) of the Code, which substitutes the phrase “more than 50 percent” for the phrase “at least 80 percent” in Section 1563(a)(1) of the Code, which is then incorporated by reference in Sections 414(b) and 414(c) of the Code.

2.04                           “After-Tax Account” shall mean so much of a Participant’s Account as consists of amounts attributable to After-Tax Employee Contributions allocated to such Participant’s Account, including all earnings and accretions attributable thereto and reduced by all losses attributable thereto and all charges there against and by all withdrawals and distributions therefrom.  Separate subaccounts shall be maintained within the After-Tax Account for (a) Basic Employee Contributions, and (b) Voluntary Employee Contributions, as described in Section 5.01, and such subaccounts shall further include amounts previously held in, respectively, “Subaccount A” and “Subaccount C” pursuant to the Plan as it read prior to the Effective Date.

2.05.                        “After-Tax Employee Contributions” shall mean contributions made pursuant to payroll deduction authorization provided by such Participant on the form provided by the Pension Committee.  After-Tax Employee Contributions shall be designated Basic Employee Contributions or Voluntary Employee Contributions, or both, as follows:

(a)                                  “Basic Employee Contributions” shall mean After-Tax Employee Contributions of one to six percent of the Participant’s Compensation, provided that such Basic Employee Contributions shall be reduced pro-rata by the percentage of Basic Salary Deferrals during such period with respect to such Participant so that the Basic Employee Contributions together with the Basic Salary Deferrals do not exceed six percent (6%) of the Participant’s Compensation during such period with respect to such Participant.

(b)                                 “Voluntary Employee Contributions” shall mean After-Tax Employee Contributions in excess of Basic Employee Contributions and Basic Salary Deferrals up to a maximum of ten percent (10%) of such Participant’s Compensation, provided that such Voluntary Employee Contributions shall be reduced pro-rata by the percentage of Voluntary Salary Deferrals during such period with respect to such Participant so that Voluntary Employee Contributions together with Voluntary Salary Deferrals do not exceed ten percent (10%) of the Participant’s Compensation during such period with respect to such Participant.

2.06                           “Aggregation Group” shall mean the group of qualified plans sponsored by the Employer or by an Affiliated Company including in such group (a) all such plans in which a Key Employee participates in the Plan Year containing the Determination Date, or any of the four preceding Plan Years, including any frozen or terminated plan that was maintained within the five year period ending on the Determination Date, (b) all such plans which enable any plan described in Clause (a) to meet the requirements of either Section 401(a)(4) or 410 of the Code, and (c) such other qualified plans sponsored by the Employer or an Affiliated Company as the Employer elects to include in such group, as long as the group, including those plans electively included, continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

2.07                           “Alternate Payee” shall mean the person entitled to receive payments of benefits under the Plan pursuant to a QDRO.

2.08                           “Annual Addition” shall mean, for any Limitation Year, the sum of (a) Employer contributions (including Matching Contributions, Optional Employer Contributions and Salary Deferral amounts) allocated to the Participant’s Account; (b) Participant After-Tax contributions allocated to the Participant’s Account; (c) forfeitures (if any) reallocable to the Participant’s Account; and (d) amounts described in Section 415(l)(1) (relating to contributions allocated to individual medical accounts which are part of a pension or annuity plan) and 419A(d)(2) (relating to post-retirement medical or life insurance benefit accounts for Key Employees) of the Code.  For purposes of this Section, contributions to any qualified defined contribution plan sponsored by the Employer or by an Affiliated Company, and any forfeitures reallocated under any such plan, shall be considered to be contributions or reallocable forfeitures, as the case may be, under the Plan.  Anything contained in this Section to the contrary notwithstanding, a Participant’s contributions pursuant to Section 5.02 (restoration contributions) or like contributions to any plan aggregated with the Plan under the preceding sentence, or any contribution received by this Plan or any such other plan that represents a direct transfer of a Participant’s benefit from another plan or a rollover of a distribution received from another plan shall not be considered a Participant contribution for purposes of this Section.  Contributions do not fail to be Annual Additions merely because they exceed the limitations of Sections 4.04, 7.05 and 7.06 or merely because any such excess contributions are corrected through distribution as provided under the terms of the Plan; provided, however, that excess Salary Deferrals distributed in accordance with Section 7.05(d) shall not be considered Annual Additions.

2.09                           “Average Actual Deferral Percentage” shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of Employees in a specified group.

2.10                           “Average Contribution Percentage” shall mean the average (expressed as a percentage) of the Contribution Percentages of Employees in a specified group.

2.11                           “Beneficiary” shall mean the person or entity designated or otherwise determined to be such in accordance with Section 10.07.

2.12                           “Benefit Commencement Date” shall mean the date on which there is distributed to the Participant (or to the Beneficiary of a deceased Participant) the entire amount standing to his credit under the Plan, or, if distribution is to be made in more than one payment, the date as of which the first such benefit payment is made to the Participant (or to the Beneficiary of a deceased Participant).

2.13                           “Board of Directors” shall mean the board of directors of the Company.

2.14                           “Break in Service” shall mean a period commencing on a Participant’s Severance From Service Date and ending on the date immediately preceding such Participant’s Reemployment Commencement Date.  References herein to “five (5) consecutive one year Breaks in Service” shall mean a 60-consecutive-month period beginning on the Severance from Service Date and ending on the fifth anniversary of such date, provided that the Employee during such period of severance fails to perform an Hour of Service for the Employer.

2.15                           “Code” shall mean the Internal Revenue Code of 1986, as may be amended from time to time, and any successor statute of similar purpose.

2.16                           “Company” shall mean Sanofi, Inc., a Delaware corporation and any successor thereto that adopts the Plan.

2.17                           “Compensation” shall mean straight-time hourly earnings paid during a Plan Year to a Participant for services performed for the Company, prior to the operation of any salary reduction agreement specified herein and prior to the operation of any salary reduction agreement under a cafeteria plan which is maintained by the Company and which is described in Section 125 of the Code or, effective with respect to Plan Years commencing on or after January 1, 2001, to any salary election made pursuant to Section 132(f)(4) of the Code.  Compensation shall exclude overtime pay, premium pay for Saturdays, Sundays or holidays, shift differentials, bonuses, and any other form of extra remuneration; provided, however, that the Compensation of any Participant for any Plan Year shall be limited to $150,000, as adjusted by the Secretary of the Treasury in accordance with the provisions of Section 401(a)(17) of the Code.  In determining Compensation for purposes of this limitation solely with respect to Plan Years commencing prior to January 1, 1997, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term “family” shall include only the spouse of the Employee and any lineal descendants who have not attained age 19 before the close of the Plan Year.  If, as a result of the application of the rules of Section 414(q)(6) of the Code, the limitation is exceeded, then the limitation shall be prorated among the affected family members in proportion to each such family member’s Compensation as determined under this Section prior to the application of this limitation.  Notwithstanding anything herein to the contrary, Compensation of an Employee who is at any time simultaneously in the employ of more than one Employer shall be the sum of such

Compensation received by the Employee from all such Employers; provided, however, that the limit on annual Compensation described in the preceding paragraph shall apply separately to the Compensation received by a Participant from each Company that is considered a separate employer under the rules set forth in Section 414(b), (c), (m) and (o) of the Code.

2.18                           “Contribution Percentage” shall mean the ratio (expressed as a percentage) of the sum of After-Tax Employee Contributions, Matching Contributions and Optional Employer Contributions (to the extent such Matching Contributions and Optional Employer Contributions constitute a matching contribution within the meaning of Section 401(m)(4)(A) of the Code), on behalf of the Employee for the Plan Year to the Employee’s Statutory Compensation for the Plan Year (or the portion of the Plan Year during which the Employee was an eligible Employee, if the Pension Committee so elects on a uniform basis).  The Contribution Percentage with respect to any Highly Compensated Employee shall be determined by treating all qualified retirement plans of the Employer or an Affiliated Company (excluding plans that are not permitted to be aggregated under Treas. Reg. Section 1.401(m)-1(f)(1)(ii)(B)) in which the Highly Compensated Employee is eligible to participate as a single plan, except as otherwise provided in Treasury regulations.

2.19                           “Determination Date” shall mean the last day of the preceding Plan Year.

2.20                           “Effective Date” of the Plan shall mean January 1, 1994; provided, however, that the effective date of this amendment and restatement, pursuant to which the provisions of the Sanofi-Synthelabo Group Savings Plan were adopted, shall be August 1, 1998.

2.21                           “Election Date” shall mean the first day of each calendar month after satisfying an Eligibility Period, and such other time or times as the Pension Committee shall determine.

2.22                           “Eligibility Computation Period” means a twelve (12) consecutive month period used for determining whether an Employee who is regularly scheduled to work fewer than 30 hours per week has met the eligibility requirements for participation.  The first Eligibility Computation Period shall begin on the Employee’s Employment Commencement Date.  The second Eligibility Computation Period, and all succeeding Eligibility Computation Periods, shall consist of the Plan Year, beginning with the Plan Year which includes the first anniversary of the Employee’s Employment Commencement Date.

2.23                           “Eligibility Period” means any period of three months commencing on the Employee’s Employment Commencement Date or Reemployment Commencement Date and ending no later than his Severance from Service Date.  The period after a Severance From Service Date by reason of termination of employment, discharge or retirement and before a Reemployment Commencement Date shall be included in computing an Eligibility Period if the Employee who had such a Severance From Service Date has a Reemployment Commencement Date within three months of the date on which he last performed an Hour of Service.

2.24                           “Employee” shall mean any person who is employed by an Employer who is paid either according to the number of hours worked on the basis of a specified hourly rate or on a piece-work basis and who is not otherwise classified by Sanofi, Inc., in accordance with uniform and consistently applied personnel guidelines, as being a type of employee other than an hourly employee; provided, however, that if the employee is included in a collective bargaining unit, he will not be deemed an Employee unless the union which represents that unit has reached an agreement with Sanofi, Inc. that employees in that unit may be offered an opportunity to participate in the Plan; and further provided, however, that the term “Employee” shall not include any individual who is an Employee solely as a result of Section 414(n)(5) of the Code.  The term

“Employee” shall not include (a) independent contractors or any other persons whom the Employer determines, in its sole discretion based on the criteria set forth in Treas. Reg. Section 31.3401(c)-1, are not common law employees; provided that any individual classified by the Employer as an independent contractor or otherwise as not a common law employee who is subsequently reclassified, shall be deemed an Employee solely from the later of the actual date or the effective date of such reclassification; (b)(i) any person who is employed by the Company or a participating Affiliate on a temporary basis; (ii) who is not intended to be permanently employed by the Company; and (iii) who is classified by the Company or Affiliate for payroll purposes as a “temporary employee”; provided that any individual classified by the Employer as a temporary employee who is subsequently reclassified, shall be deemed an Employee solely from the later of the actual date or the effective date of such reclassification; (c) demonstrators (individuals who primarily demonstrate, promote or sell cosmetic products directly to retail customers in retail stores); or (d) part-time merchandisers (individuals who primarily ensure that products of various types are properly displayed and are in adequate supply in retail stores).

2.25                           “Employer” shall mean the Company and any Affiliated Company or other entity which, with the consent of the Board of Directors, adopts this Plan and Trust pursuant to Article XVI.  Notwithstanding anything herein to the contrary, except with respect to (i) the definition of “Eligibility Period,” “Hour of Service,” “Vesting Service,” “Year of Service,” and related definitions, (ii) the limitation described in Section 6.05 hereof (and related definitions), (iii) Sections 10.01, 10.03, 10.05, 10.06 and 10.08 hereof, concerning the payment of benefits in-service or upon termination of Employment, and (iv) provisions herein that specifically indicate otherwise, the term “Employer” shall mean the Company with respect to which the Participant is an Employee, and any reference to any compensation or other remuneration paid to an Employee shall mean such amounts paid by the Company with respect to which the Participant is an Employee.

2.26                           “Employment Commencement Date” shall mean, with respect to any individual, the first date on or after the Effective Date on which that individual performs an Hour of Service (within the meaning of Section 2.31(a) hereof) in the employ of an Employer or an Affiliated Company.

2.27                           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.28                           “Excused Absence” means any of the following:

(a)                                  absence on leave granted by an Employer for any cause for the period stated in such leave or, if no period is stated, for six (6) months and any extensions that the Employer may grant in writing; provided that the Employer gives similar treatment to all Employees in similar circumstances;

(b)                                 absence in any circumstance so long as the Employee continues to receive his regular compensation from the Employer, but in no event after the employment relationship between the Employer and Employee is severed;

(c)                                  absence resulting from service in the armed forces of the United States or government service in time of war or national emergency; or

(d)                                 absence by reason of illness or disability until such time as the employment relationship between Employer and the Employee is severed.

An “Excused Absence” shall cease to be an “Excused Absence” and shall be deemed a Break in Service as of the first day of such absence if the Employee fails to return to the service of the Employer (i) upon the expiration of any leave of absence referred to in

Subsection (a) above; (ii) at such time as the payment of regular compensation referred to in Subsection (b) above is discontinued; (iii) before the expiration of the period during which he has veterans reemployment rights under law; or (iv) upon recovery from illness or disability referred to in Subsection (d).

The Employer shall be the sole judge of whether or not recovery from illness or disability has occurred for purposes of (iv) above.

2.29                           “Five-percent Owner” shall mean, as to any entity, any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding series of stock of the Company or an Affiliated Company or stock possessing more than five percent (5%) of the total combined voting power of all of the stock of such entity.  Where an entity is not a corporation, a person shall be considered a “Five-percent Owner” if he owns more than five-percent (5%) of either the capital or the profits interest in the entity.

2.30                           “Highly Compensated Employee” shall be defined in a manner consistent with Section 414(q) of the Code and the regulations promulgated thereunder and shall generally mean, effective January 1, 1997, any employee who:

(a)                                  was at any time during the Plan Year or the preceding Plan Year a Five-percent Owner; or

(b)                                 for the preceding Plan Year received Statutory Compensation from the Company or an Affiliated Company in excess of eighty thousand dollars ($80,000), as such figure may be adjusted by the Secretary of the Treasury in accordance with Section 414(q) of the Code; and was in the top-paid group of employees for such preceding Plan Year.

An employee is in the top-paid group of employees for any Plan Year if such employee is in the group consisting of the top twenty percent (20%) of the employees when ranked on the basis of Statutory Compensation paid during such Plan Year.

2.31                           (a)  “Hour of Service” shall be defined in a manner consistent with regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, Section 2530.200b-2, and shall mean (i) each hour for which an employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliated Company during the Plan Year, (ii) each hour for which an employee is paid or entitled to payment by the Employer or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury or military duty, or leave of absence, and (iii) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Company.  Hours of Service shall be credited to the Plan Year in which earned, regardless of when determined or awarded.  Service rendered at overtime or other premium rates shall be credited at the rate of one (1) Hour of Service for each hour for which pay is earned, regardless of the rate of compensation in effect with respect to such hour.  Notwithstanding the foregoing, except as provided in the following sentence, (A) not more than five hundred one (501) Hours of Service shall be credited to an employee on account of any single continuous period during which the employee performs no duties for the Employer or an Affiliated Company; (B) no credit shall be granted for any period with respect to which an employee receives payment or is entitled to payment under a plan maintained solely for the purpose of complying with applicable workmen’s compensation or disability insurance laws; and (C) no credit shall be granted for a payment which solely reimburses an employee for medical or medically related expenses incurred by the employee.  An employee shall be credited with an Hour of Service for each hour of the normally-scheduled work week during any period of absence from work with the Employer or an Affiliated Company for voluntary or involuntary military service in the armed forces of the United States, but not to exceed the period required under the law pertaining to veterans’ reemployment rights; provided, however, that if he fails to return to work within the period during which he has legally protected reemployment rights, he shall not receive credit for hours on such leave.

(b)                                 Solely for the purposes of this Section, the term “employee” means any person whom the Employer or an Affiliated Company treats as an employee, excluding any person whom the Employer treats as an independent contractor, or with whom the Employer maintains an employer-employee relationship under the provisions of Section 414(n) of the Code if Section 414(n)(5) does not apply to negate the applicability of Section 414(n).

(c)                                  For purposes of subparagraph (a) above, if an employee’s payroll records are normally kept on other than an hourly basis, as described below, the following equivalencies may be utilized in determining the number of Hours of Service to which the employee is entitled to be credited.

Basis Upon Which the Employee’s Payroll Records Are Maintained	Credit Granted If Employee Earns At Least One (1) Hour Of Service During Period

Shift	Actual hours for full shift
Day	10 Hours of Service
Week	45 Hours of Service
Month	190 Hours of Service

2.32                           “Investment Fund” shall mean any of the funds established pursuant to Section 8.01 for the investment of the assets of the Trust Fund.

2.33                           “Investment Manager” shall mean any fiduciary (other than a Named Fiduciary) who has the power to manage, acquire, or dispose of any asset of the Plan and who has qualified as an “investment manager” within the meaning of Section 3(38) of ERISA.

2.34                           “Key Employee” shall mean a person employed or formerly employed by the Employer or an Affiliated Company who, during the Plan Year or during any of the preceding four (4) Plan Years, was any of the following:

(a)                                  An officer of the Employer or of an Affiliated Company having an annual compensation of more than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for the Plan Year.  The number of persons to be considered officers in any Plan Year and the identity of the persons to be so considered shall be determined pursuant to the provisions of Section 416(i) of the Code and the regulations published thereunder.

(b)                                 One (1) of the ten (10) employees of the Employer or of an Affiliated Company who owns (or is considered as owning under the attribution rules set forth at Section 318 of the Code and the regulations thereunder) the largest interest in the Employer or such Affiliated Company, provided that no person shall be considered a Key Employee under this Paragraph (b) if his annual Statutory Compensation is not greater than the limitation in effect for such Plan Year under Section 415(c)(1)(A) of the Code, nor shall any person be considered a Key Employee under this Paragraph (b) if his ownership interest in the Plan Year being tested and the preceding four Plan Years was at all times less than one-half of one percent (½%) in value of any of the entities forming the Employer and the Affiliated Companies.  Also for the purposes of this Paragraph (b), if two or more employees have the same interest in the Employer or an Affiliated Company, the employee having the greatest annual Statutory Compensation shall be deemed to have the greatest such interest, with the interests of the other such similar interest holders being deemed to be descending in size in accordance with the descending order of their respective compensations.

(c)                                  A Five-percent Owner of the Employer.

(d)                                 A person who is both an Employee whose annual Statutory Compensation from the Employer and all Affiliated Companies exceeds one hundred fifty thousand dollars ($150,000) and who is a One-percent Owner.

The beneficiary of any deceased Participant who was a Key Employee shall be considered a Key Employee for the same period as the deceased Participant would have been so considered.

2.35                           “Key Employee Ratio” shall mean the ratio for any Plan Year, calculated as of the Determination Date with respect to such Plan Year, determined by comparing the amount described in Subsection (a) hereof with the amount described in Subsection (b) hereof, after deduction from both such amounts of the amount described in Subsection (c) hereof.

(a)                                  The amount described in this Subsection (a) is the sum of (i) the aggregate of the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (ii) the aggregate of the balances in all of the accounts standing to the credit of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (iii) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the period of five (5) Plan Years ending on the Determination Date.

(b)                                 The amount described in this Subsection (b) is the sum of (i) the aggregate of the present value of all accrued benefits of all Participants under all qualified defined benefit plans included in the Aggregation Group, (ii) the aggregate of the balances in all of the accounts standing to the credit of all Participants under all qualified defined contribution plans included in the Aggregation Group, and (iii) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Participant during the period of five (5) Plan Years ending on the Determination Date.

(c)                                  The amount described in this Subsection (c) is the sum of (i) all rollover contributions (or similar transfers) to the Plan initiated by an Employee and made after December 31, 1983, (ii) any amount that would have been included under Subsection (a) or Subsection (b) hereof with respect to any individual who has not rendered service to any Employer at any time during the five year period ending on the Determination Date, and (iii) any amount that is included in Subsection (b) hereof for, on behalf of, or on account of, a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year.

2.36                           “Limitation Year” shall mean the Plan Year unless a different “Limitation Year” is designated by the Board of Directors by resolution.

2.37                           “Matching Contribution Account” shall mean so much of a Participant’s Account as consists of amounts attributable to Matching Contributions allocated to such Participant’s Account, including all earnings and accretions attributable thereto and reduced by all losses attributable thereto, all expenses chargeable there against and by all withdrawals and distributions therefrom, and shall further include amounts held in the “Company Contributions Account” pursuant to the Plan as it read prior the Effective Date.

2.38                           “Matching Contributions” shall mean Employer contributions made pursuant to Section 4.01(b).

2.39                           “Named Fiduciary” shall mean the Pension Committee; provided, however, that each Named Fiduciary shall have only those particular powers, duties, responsibilities and obligations that are specifically delegated to it under the Plan.

2.40                           “Net Profits” shall mean the current or accumulated earnings or profits of the Employer as determined by the Employer’s accountants upon the basis of the Employer’s books of account, in accordance with generally accepted accounting principles, but without any deduction being taken for any of the following: (a) depreciation, (b) extraordinary losses, (c) casualty losses in excess of recovery, (d) contributions to this or any other qualified retirement plan, (including Salary Deferral amounts), or (e) federal, state, county, or municipal income taxes or taxes on income imposed by any other political subdivision.

2.41                           “Non-Highly Compensated Employee” shall mean an employee who is not a Highly Compensated Employee.

2.42                           “Non-Key Employee” shall mean any person who is employed by the Employer in any Plan Year, but who is not a Key Employee as to that Plan Year.

2.43                           “Normal Retirement Age” shall mean a Participant’s sixty-fifth (65th) birthday.

2.44                           “Normal Retirement Date” shall mean the first day of the month coinciding with or next following a Participant’s attainment of Normal Retirement Age.

2.45                           “One-percent Owner” shall mean, as to the Employer or any Affiliated Company, any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent (1%) of the outstanding stock or stock possessing more than one percent (1%) of the total combined voting power of all of the stock of such Employer or Affiliated Company.  Where an entity is not a corporation, a person shall be considered a “One-

percent Owner” if he owns more than one percent (1%) of either the capital or the profits interest in the Employer.

2.46                           “Optional Employer Contribution Account” shall mean so much of a Participant’s Account as consists of amounts attributable to Optional Employer Contributions allocated to such Participant’s Account, including all earnings and accretions attributable thereto, and reduced by all losses attributable thereto, all expenses chargeable there against and by all withdrawals and distributions therefrom.

2.47                           “Optional Employer Contributions” shall mean any Employer contributions made pursuant to Section 4.01(c).

2.48                           “Participant” shall mean any person who has been or who is an Employee and who has been admitted to participation in the Plan pursuant to the provisions of Article III.  The term “Participant” shall include Active Participants (those Participants who are currently eligible to share in Employer contributions to the Plan), Inactive Participants (those employees of the Employer or an Affiliated Company who previously were Active Participants but currently are not because they are no longer employed in an “Employee” status), Retired Participants (those former Employees presently receiving benefits under the Plan), and Vested Participants (those former Active or Inactive Participants or Employees, other than Retired Participants, who have a vested interest under the Plan).

2.49                           “Participation Date” shall mean the first day of each Plan Year and the day falling six calendar months thereafter for each year.

2.50                           “Pension Committee” shall mean the committee appointed pursuant to the provisions of Article XIII or, in the absence of any such appointment, the Company.

2.51                           “Plan” shall mean the Sanofi-Synthelabo Inc. Hourly Employees’  Savings Plan and Trust as set forth herein, and as the same may from time to time hereafter be amended.

2.52                           “Plan Year” shall mean the calendar year.

2.53                         “QDRO” shall mean a “qualified domestic relations order” within the meaning of Section 206(d)(3)(B) of ERISA

2.54                           “Reemployment Commencement Date” shall mean the first date following a Severance From Service Date on which an Employee performs an Hour of Service (within the meaning of Section 2.31(a) hereof) for which he is paid or is entitled to payment for services performed for the Company or an Affiliated Company.

2.55                           “Required Beginning Date” shall have the meaning set forth in Section 10.08 hereof.

2.56                           “Rollover Account” shall mean so much of a Participant’s Account as consists of amounts rolled over or transferred from another plan pursuant to Section 5.03, including all earnings and accretions attributable thereto, and reduced by all losses attributable thereto, all expenses chargeable there against, and all withdrawals and distributions therefrom, and shall further include amounts held in “Subaccount D” pursuant to the Plan as it read prior to the Effective Date.

2.57                           “Salary Deferral Account” shall mean so much of a Participant’s Account as consists of amounts contributed to the Plan by the Employer pursuant to the provisions of Section 4.01(a) and allocated to the Account of the Participant pursuant to the provisions of Section 6.01, including all earnings and accretions attributable thereto, and reduced by all losses attributable thereto, all expenses chargeable there against and by all withdrawals and distributions therefrom.  Separate subaccounts shall be maintained within the Salary Deferral

Account for Basic Salary Deferrals and Voluntary Salary Deferrals, and shall further include amounts held in “Subaccount B” pursuant to the Plan as it read prior to the Effective Date.

2.58                           “Salary Deferrals” shall mean the portion of a Participant’s Compensation which is reduced in accordance with Section 7.01 and with respect to which a corresponding contribution is made to the Plan by the Employer pursuant to Section 4.01(a).  Salary Deferrals shall include Basic Salary Deferrals and Voluntary Salary Deferrals, as described in Section 7.01.

2.59                           “Severance From Service Date” means the earlier of:

(a)                                  the date on which an Employee quits, retires from or is discharged by the Sanofi Control Group, or dies; or

(b)                                 the later of (i) the second anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) with any Employer or Affiliated Company for a reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or lay off, or (ii) the date the Participant’s Excused Absence ends.  Notwithstanding anything herein to the contrary, in the case of a Participant who commences a period of absence by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee or the caring for such child by the Employee for a period beginning immediately following such pregnancy, birth or placement, “Severance from Service Date” means a period beginning on the first anniversary of the date that the Employee is absent by reason of such event and ending on his Reemployment Commencement Date.

2.60                           “Statutory Compensation” shall mean, as to any year or other period of reference, (a) for purposes of Section 6.05, the definition of Highly Compensated Employee in Article II, and the top-heavy rules of Article XII, the amount of the Participant’s remuneration that qualifies as compensation within the meaning of Section 415(c)(3) of the Code, as amplified by Treas. Reg. Section 1.415-2(d), and (b) for purposes of Sections 4.04 and 7.06 and the defined terms used therein (other than “Highly Compensated Employee”), the Participant’s remuneration that qualifies as compensation within the meaning of Section 414(s) of the Code, including the amount of any Salary Deferrals made hereunder.  Notwithstanding the foregoing, “Statutory Compensation” shall include for all purposes described in the foregoing sentence (i) in the case of Plan Years commencing on or after January 1, 1998, any elective deferral (as defined in Section 402(g)(3) of the Code), and any amount which is contributed or deferred by the Company or an Affiliated Company at the election of the Participant and which is not includible in the gross income of the Participant by reason of Section 125 of the Code, and (ii) in the case of Plan Years commencing on or after January 1, 2001, elective deferrals that are not includible in the gross income of the Participant by reason of Section 132(f)(4) of the Code.

2.61                           “Total Disability” shall mean a permanent and total disability which has been continuous for at least six (6) months and for which benefits under any long-term disability plan maintained by the Company are payable or, if a Participant is not for any reason eligible to receive such benefits, for which Social Security disability benefits are payable.

2.62                           “Trust” shall mean the trust or trusts holding assets for the benefit of the Plan, including, without limitation, an annuity or other contract within the meaning of Section 401(f) of the Code.

2.63                           “Trustees” shall mean the Trustee appointed in accordance with Section 13.05 hereof.

2.64                           “Valuation Date” shall mean the last business day of each month in each Plan Year and any other business day that the Pension Committee may designate on a uniform and non-discriminatory basis.

2.65                           “Vesting Service” shall mean the aggregate number of years and days of a Participant’s employment with the Employer or Affiliated Company which shall be considered in the determination of such Participant’s Vested Percentage (in accordance with Article IX) calculated as follows:

(a)                                  The aggregate period (measured in years and days) from the Employee’s Employment Commencement Date to his Severance From Service Date; provided, however, that such period shall not include any period of Break in Service.

(b)                                 Any provision herein to the contrary notwithstanding, in the event that an Employee who has a Severance From Service Date by reason of a quit, discharge or retirement has a Reemployment Commencement Date within twelve months of such Severance From Service Date, then the period commencing on such Employee’s Severance From Service Date to his Reemployment Commencement Date shall be included in such Employee’s Vesting Service; provided, however, that if such Employee has absented himself from service for a reason other than quit, discharge or retirement prior to such Severance From Service Date, then his Reemployment Commencement Date must occur within twelve months of the date on which he was first absent from service in order for the period commencing on his Severance From Service Date and ending on the day prior to his Reemployment Commencement Date to be included in computing such Employee’s Vesting Service.

(c)                                  Any Employee who is not entitled to any portion of his Matching Contribution Account and Optional Employer Contribution Account pursuant to Subsection 9.02 and who has a Break in Service of at least twelve months shall forfeit the period of Vesting Service which he had accrued prior to his Severance From Service Date if the period of his Break in Service equals or exceeds five years.

(d)                                 Each other Employee who has a Break in Service shall have the period of Vesting Service which he had accrued prior to his Severance From Service Date restored in determining his rights and benefits under the Plan.

(e)                                  Any other provision of this Plan to the contrary notwithstanding, for purposes of calculating a Participant’s Vesting Service, a transfer from an Employer to an Affiliated Company or any foreign subsidiaries of any Employer or Affiliated Company or a later transfer among any Employer and Affiliated Company or foreign subsidiary of an Affiliated Company thereof or to an Employer, shall not be considered a Break in Service.

ARTICLE III

PARTICIPATION ELIGIBILITY

3.01                           Eligibility to Participate.

(a)                                  Each Employee who was an Active Participant as of August 1, 1998 shall continue as an Active Participant on the Effective Date.

(b)                                 Each other Employee who, as of August 1, 1998, had not yet become eligible to be an Active Participant pursuant to Subparagraph (a), above, shall become eligible to be admitted as an Active Participant on the first Election Date coincident with or next following the date upon which such Employee has both (i) attained age 21 and (ii) completed one Eligibility Period; provided, however, that with respect to an Employee who has been employed for fewer than twelve consecutive months as of August 1, 1998 and who is regularly scheduled to work fewer than 30 hours per week, such Employee must both have attained age 21 and have completed 1,000 Hours of Service during his Eligibility Computation Period.  Any Employee who completes one Eligibility Period shall not at any time thereafter be required to complete another Eligibility Period in order to become eligible to participate in the Plan.

(c)                                  Notwithstanding the foregoing, no person shall be admitted as a Participant if he is no longer an Employee on the date as of which he would otherwise have become a Participant.

3.02                           Procedure for and Effect of Admission.  Each Employee who becomes eligible for admission to participation in the Plan shall complete such forms or comply with such other procedures as the Pension Committee may designate on a uniform and non-discriminatory basis and provide such data as are reasonably required by the Pension Committee as a precondition of such admission.  By becoming a Participant, each Employee shall for all purposes be deemed conclusively to have assented to the terms and provisions of the Plan, the corresponding Trust Agreement, and to all amendments to such instruments.  Membership in the Plan is not compulsory and may be rejected by an eligible Employee by such Employee failing to enroll as provided above.  Any eligible Employee who initially does not participate in the plan shall continue to be eligible for deferred membership as of any subsequent Election Date.

3.03                           Changes in Status.

(a)                                  In the event that an Employee who satisfied the age and service requirements of Section 3.01, but separated from service prior to the date on which he would have become eligible to be an Active Participant, subsequently becomes an Employee, he shall become eligible to be an Active Participant as of his date of reemployment as an Employee; provided, however, that if he has not satisfied the requirements of Section 3.01 as of such date, he shall not become eligible to be an Active Participant until the Election Date coincident with or next following the date on which he satisfies such requirements.

(b)                                 A Participant who ceases to be employed as an Employee (whether or not he is still employed by the Employer or an Affiliated Company) shall no longer be eligible to participate in the Plan as an Active Participant until the date on which he again becomes an Employee.

(c)                                  In the event that a person who has been in the employ of the Employer in a category of employment not eligible for participation in the Plan (or who has been employed by an Affiliated Company which has not adopted the Plan) becomes an Employee by reason of a change in status to a category of employment eligible for participation, he shall become eligible to be an Active Participant as of the date on which occurs such change in status; provided, however, that if he has not satisfied the requirements of Section 3.01 as of such date, he shall not become eligible to be an Active Participant until the Election Date coincident with or next following the date on which he satisfies such requirements.

3.04                           Leased Employees.  A person (other than a common law employee of the Employer or Affiliated Company) who performs services for the Employer or Affiliated Company pursuant to an agreement between the Employer or Affiliated Company and a leasing organization shall be considered a “leased employee” if such person performed the services on a substantially full-time basis for a period of at least one year and the services are performed under the primary direction or control of the recipient Employer or Affiliated Company, unless such person can be excluded from the classification of leased employees under Section 414(n) of the Code.  Any leased employee shall not be considered an Employee of the recipient Employer or Affiliated Company for purposes of the Plan, but shall be considered an Employee solely for purposes of applying the requirements described in Section 414(n)(3) of the Code.  If such a person subsequently participates in the Plan as a result of becoming an Employee of the Employer, he shall be granted credit for eligibility and vesting purposes (but not benefit accrual purposes) for Hours of Service performed for the Employer or Affiliated Company as a leased employee.

ARTICLE IV

EMPLOYER CONTRIBUTIONS

4.01                           Employer Contributions.

(a)                                  Salary Deferral Contributions.  The Employer shall contribute to the Plan with respect to each Plan Year an amount equal to the aggregate Salary Deferrals of its Employees for such Plan Year, as determined pursuant to Salary Deferral elections in force pursuant to Article VII.

(b)                                 Matching Contributions.  Effective with respect to Salary Deferrals made on of after August 1, 1998, including each Plan Year commencing thereafter, the Employer shall contribute on behalf of each Participant an amount equal to $.50 for each dollar of Basic Salary Deferrals made on the Participant’s behalf pursuant to Section 7.01 and an amount equal to $.50 for each dollar of Basic Employee Contributions made by a Participant pursuant to Section 5.01 for such Plan Year.  Matching Contributions shall be made regardless of the Employer’s Net Profits; provided, however, that the Board of Directors reserves the right, in its sole discretion, to reduce or increase or eliminate the Matching Contribution described in the first sentence of this Subsection (b); and further provided, that the Board of Directors shall not exercise such right unless notice to that effect is furnished to Active Participants.

(c)                                  Optional Employer Contributions.  The Board of Directors, in its sole discretion, may authorize an Optional Employer Contribution to be made to the Plan for any Plan Year, regardless of the Employer’s Net Profits.  Such authorization shall be in the form of a Board of Directors’ resolution duly adopted before the end of the fiscal year which ends with or within the Plan Year for which the contribution is made.

(d)                                 Reinstatement of Certain Forfeitures.  In addition to the contribution pursuant to Section 4.0l(a),(b), and (c) hereof, the Employer shall pay to the Plan such sums, if any, as may be required to reinstate previously forfeited amounts to the Accounts of Participants who, upon ceasing to be Active Participants (i) received cash-outs of their respective vested interests under the Plan and upon reinstatement to Active Participant status, made a restoration contribution described in Section 5.02 hereof, or (ii) did not receive a cash-out of their respective vested interests under the Plan, and returned to Active Participant status prior to incurring five (5) consecutive one-year Breaks in Service.

(e)                                  Timing of Contributions.

(i)                                     To the extent practicable, contributions made pursuant to Section 4.01(a) shall be made at least monthly and shall not be made later than the date referred to in Paragraph (ii) below, provided, however, that no Salary Deferral amount shall be held by the Employer without contributing the same to the Plan for a period longer than the longest period that is permissible under regulations published under the Code and ERISA.  In any event, amounts contributed pursuant to Section 4.01(a) with respect to any Plan Year shall be deemed credited to the Participant’s Salary Deferral Account not later than the last day of such Plan Year.

(ii)                                  All contributions made pursuant to this Section 4.01 shall be made not later than the date established for the filing of the Employer’s federal income tax return for the fiscal year of the Employer ending with or within the Plan Year for which the contribution is made (including any extensions of such filing date).

4.02                           Contingent Nature of Contributions.  Each contribution made by the Employer pursuant to the provisions of Section 4.01 is hereby made expressly contingent on the deductibility thereof for federal income tax purposes for the fiscal year with respect to which such contribution is made.  Each such contribution is further similarly contingent upon the maintenance of qualified status by the Plan for the year with respect to which such contribution is made, to the extent that the loss of qualified status would deprive the Employer of the deduction taken for such contribution.

4.03                           Exclusive Benefit; Refund of Contributions.  All contributions made by the Employer are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for, nor diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering the Plan and corresponding trust).  Notwithstanding the foregoing, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status, refunds of contributions shall be made to the Employer under the following circumstances and subject to the following limitations:

(a)                                  Disallowance of Deduction.  To the extent that a federal income tax deduction is disallowed for any contribution made by an Employer, the Trustees shall refund to the Employer the amount so disallowed within one (1) year of the date of such disallowance.

(b)                                 Mistake of Fact.  In the case of a contribution which is made in whole or in part by reason of a mistake of fact (for example, incorrect information as to the eligibility or compensation of an Employee, or a mathematical error), so much of the Employer contribution as is attributable to the mistake of fact shall be returnable to the Employer upon demand, upon presentation of evidence of the mistake of fact to the Trustees and of calculations as to the impact of such mistake.  Demand and repayment must be effectuated within one (1) year after the payment of the contribution to which the mistake applies.

In the event that any refund is paid to the Employer hereunder, such refund shall be made without interest and shall be deducted from among the Accounts of the Participants.  To the extent that the amount of the refund can be identified to one or more specific Participants and Accounts of such Participants, it shall be deducted directly from each such Account in the amount identifiable thereto.  To the extent any such refund is attributable to Salary Deferrals, such refund, upon receipt by the Employer, shall be promptly paid over (net of such taxes as must be withheld by law) to the Participant from whose Account such amount was returned (or to the Participant’s Beneficiary in the case of the death of the Participant).

Notwithstanding any other provision of this Section, no refund shall be made to the Employer which is specifically chargeable to an Account of any Participant in excess of one hundred percent (100%) of the amount in such Account nor shall a refund be made by the Trustees of any funds, otherwise subject to refund hereunder, which have been distributed to Participants, or Beneficiaries.  In the case that such distributions become refundable, the Employer shall have a claim directly against the distributees to the extent of the refund to which it is entitled.

All refunds pursuant to this Section shall be limited in amount, circumstance and timing to the provisions of Section 403(c) of ERISA, and no such refund shall be made if, solely on account of such refund, the Plan would cease to be a qualified plan pursuant to Section 401(a) of the Code.

4.04                           Employer and Participant Contribution Nondiscrimination Provisions.

(a)                                  For any Plan Year (including the portion of Plan Year 1998 prior to the Effective Date):

(i)                                     the Average Contribution Percentage for Highly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year shall not exceed the Average Contribution Percentage for Non-Highly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year multiplied by 1.25; or

(ii)                                  the Average Contribution Percentage for Highly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year shall not exceed the Average Contribution Percentage for Non-Highly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year multiplied by 2, provided, however, that the Average Contribution Percentage for such eligible Highly Compensated Employees does not exceed the Average Contribution Percentage for such eligible Non-Highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

(b)                                 For purposes of Section 4.04(a), this Plan shall be aggregated and treated as a single plan with other plans maintained by the Employer or an Affiliated Company to the extent required under Treasury regulations (or to the extent permitted under Treasury regulations, if the Pension Committee so elects).

(c)                                  The determination and treatment of After-Tax Employee Contributions, Matching Contributions, Optional Employer Contributions and the Contribution Percentage of any Employee shall satisfy the provisions of Sections 401(m)(2) and 401(m)(9) of the Code,

Treas. Reg. Sections l.401(m)-l(b) and 1.401(m)-2, and all such other requirements as may be prescribed by the Secretary of the Treasury, which are hereby incorporated by reference.

4.05                           Correction of Discriminatory Contributions.

(a)                                  Should the nondiscrimination test of Section 4.04(a) not be satisfied for any Plan Year, the Contribution Percentage of the Highly Compensated Employee with the highest Contribution Percentage shall be reduced, in accordance with Subsection (b), until the nondiscrimination test of Section 4.04(a) is satisfied, or until the Contribution Percentage of such Highly Compensated Employee is equal to the Contribution percentage of the Highly Compensated Employee with the next highest Contribution Percentage.  This process shall be repeated until the nondiscrimination test of Section 4.04(a) is satisfied.  The discriminatory contributions subject to correction pursuant to this Subsection shall be distributed to affected Highly Compensated Employees on the basis of the amount of contributions by, or on behalf of, each of such Highly Compensated Employees.

(b)                                 The Contribution Percentage of any Highly Compensated Employee which must be reduced pursuant to Subsection (a) shall be reduced, prior to the close of the Plan Year following the Plan Year with respect to which the reduction applies, by (i) first distributing After-Tax Employee Contributions, if any, made by such Highly Compensated Employee with respect to which no Matching Contributions were made, (ii) then by distributing After-Tax Employee Contributions, if any, made by such Highly Compensated Employee with respect to which any Matching Contributions (within the meaning of Section 401(m) of the Code) were made, and by distributing, or if forfeitable pursuant to Section 9.02, forfeiting such Matching Contributions allocated on behalf of such Highly Compensated Employee which are attributable to such After-Tax Employee Contributions, and (iii) then by distributing, or if forfeitable pursuant to Section 9.02, forfeiting such other Matching Contributions allocated on behalf of such Highly Compensated Employee.

(c)                                  Any distribution or forfeiture of After-Tax Employee Contributions or Matching Contributions necessary pursuant to Subsection (b) shall include a distribution or forfeiture of the income, if any, allocable to such distributed or forfeited contributions.  Such income shall be equal to the sum of the allocable gain or loss for the Plan Year plus the allocable gain or loss for the period between the end of the Plan Year and the date of distribution or forfeiture, and shall be determined in a manner consistent with Treas. Reg. Sections 401(m) and 401(a)(4).

ARTICLE V

PARTICIPANT CONTRIBUTIONS

5.01                           After-Tax Employee Contributions.  After-Tax Employee Contributions shall be separately accounted for in the Participant’s After-Tax Account.

An Active Participant shall be permitted to make After-Tax Employee Contributions, which shall be designated either Basic Employee Contributions or Voluntary Employee Contributions and shall be made by payroll deductions authorized by the Participant on his application form, a subsequently filed contribution form or other authorization as the Pension Committee may designate on a uniform and non-discriminatory basis.  Basic Employee Contributions made by means of payroll deductions shall be credited to Subaccount A of such Participant’s After-Tax Account.  Voluntary Employee Contributions made by means of payroll deductions shall be credited to Subaccount B of such Participant’s After-Tax Account.

5.02                           Restoration Contributions.  Any former Participant who once again qualifies as an Active Participant prior to incurring five (5) consecutive one year Breaks in Service and who has received a “cash-out” of his vested interest and forfeited his nonvested interest attributable to his prior participation in the Plan may, after reinstatement to employment covered by the Plan, “buy back” (or restore) his Account balance by contributing to the Plan in cash the full amount of the “cash-out” he previously received.  The Account balance so restored shall be the sum of (a) the restoration contribution made by the Participant, plus (b) the amount of the Participant’s Account that was forfeited pursuant to Article IX.  Any such restoration contribution must be made prior to the expiration of five (5) years following reinstatement to employment covered by the Plan.  Restoration contributions shall be credited to the Account of the Participant as of the Valuation Date coincident with or next following the date on which the restoration contribution is made, or at such earlier date as is determined administratively feasible by the Pension Committee.  Any Participant who fails to make a restoration contribution within the time limitations herein established shall be deemed to have waived his right to make any such contribution.

5.03                           Rollover and Transfer Contributions.  With the approval of the Pension Committee, which approval shall be granted or denied in accordance with nondiscriminatory policies established by the Pension Committee that preclude the exercise of discretion prohibited by Treas. Reg. Section 1.411(d)-4, the Plan shall accept on behalf of any Employee, whether or not he has met the requirements for participation in the Plan, (a) the entire amount of the employer-derived benefit distributed from another qualified trust forming part of a plan described in Section 401(a) of the Code, but only if the deposit qualifies as a tax-free rollover under Section 402 of the Code, or (b) a transfer of the interest of such Employee directly from another plan qualified under Section 401(a) of the Code.  If the amount received does not qualify as a tax-free rollover or is transferred from another plan which is not qualified under Section 401(a) of the Code, the amount shall be returned to the Employee or transferor, respectively.  The Plan shall not accept (either directly or indirectly) any amount which would cause this Plan to be a transferee plan subject to the joint and survivor annuity requirements of Section 401(a)(11) of the Code.  Rollover and transfer amounts shall be credited to the Participant’s Rollover Account and invested in accordance with the provisions of Article VIII.  Where necessary herein, rollover and transfer amounts shall be treated as if an appropriate portion were credited to the Participant’s Accounts based upon the type of contribution or contributions giving rise to the amount originally rolled over or transferred to this Plan.  An Employee who is not yet a Participant shall be deemed a Participant only with respect to his Rollover Account.

ARTICLE VI

ALLOCATION OF EMPLOYER CONTRIBUTIONS

6.01                           Allocation of Salary Deferral Amounts.  There shall be directly and promptly allocated to the Salary Deferral Account of each Participant the aggregate amount of Salary Deferrals contributed by the Employer to the Plan pursuant to Section 4.01(a) by reason of any Salary Deferral election in force with respect to that Participant.  Basic Salary Deferrals and Voluntary Salary Deferrals shall be allocated to separate subaccounts of the Salary Deferral Account.

6.02                           Allocation of Matching Contributions and Optional Employer Contributions.

(a)                                  Matching Contributions made pursuant to Section 4.01(b) in respect of an Employer shall be allocated to the Matching Contribution Accounts of all Active Participants of such Employer who are eligible for an allocation thereof determined in accordance with Section 6.03, by crediting each such Active Participant’s Matching Contribution Account with an amount determined by multiplying the amount of such contribution by a fraction, the numerator of which is such Participant’s Basic Salary Deferrals and Basic Employee Contributions for such Plan Year and the denominator of which is the aggregate Basic Salary Deferrals and Basic Employee Contributions of all such Participants for such Plan Year.

(b)                                 Optional Employer Contributions made pursuant to Section 4.01(c) in respect of an Employer shall be allocated as of the last day of the Plan Year to the Optional Employer Contribution Accounts of all Active Participants of such Employer who are eligible for an allocation thereof determined in accordance with Section 6.03, by crediting each such Active Participant’s Optional Employer Contribution Account with an amount determined by multiplying the amount of such contribution by a fraction, the numerator of which is such Participant’s Statutory Compensation earned during the Plan Year and the denominator of which is the aggregate Statutory Compensation earned by all Participants during such Plan Year.

(c)                                  If the allocation of a Matching Contribution and/or Optional Employer Contribution to Participants’ Accounts exceeds the maximum amount permissible pursuant to Section 4.04 for any Plan Year then, prior to the close of the following Plan Year, such excess amounts (and to the extent required any income allocable thereto) shall be distributed or forfeited as the case may be, in accordance with Section 4.05, any other provision of the Plan to the contrary notwithstanding.

6.03                           Entitlement to Share in Allocation.

(a)                                  A Participant shall be an Active Participant for purposes of Section 6.02 and shall be entitled to share in the allocation of any Matching Contribution for a specific Plan Year if the Participant was eligible to, and elected to have Basic Salary Deferrals or Basic Employee Contributions made on his behalf pursuant to Section 7.01.

(b)                                 A Participant shall be an Active Participant for the purposes of Section 6.02, and shall be entitled to share in the allocation of any Optional Employer Contribution for a specific Plan Year only if he remained in the employ of the Employer through the end of the Plan Year as of which such contribution is to be allocated to the Accounts of Participants.

6.04                           Application of Forfeited Amounts.  Forfeitures experienced by Participants with less than fully vested interests in the Plan shall be applied to reduce future Employer contributions to the Plan.

6.05                           Annual Additions Limitations.

(a)                                  In no event shall the Annual Addition to a Participant’s Account for any Limitation Year exceed the lesser of:

(i)                                     $30,000 (or such greater amount as set forth in Section 415(c)(1)(A) of the Code as in effect for the Limitation Year), or

(ii)                                  twenty-five percent (25%) of such Participant’s Statutory Compensation for the Limitation Year.

The limitation referred to in Section 6.05(a)(2) shall not apply to any contribution for medical benefits within the meaning of Section 419(A)(f)(2) of the Code after separation from service which is otherwise treated as an Annual Addition, or to any amount otherwise treated as an Annual Addition under Section 415(1)(1) of the Code.

(b)                                 With respect to Plan Years ending prior to January 1, 2000, in no event shall the amount allocated to the Account of any Participant for any Limitation Year cause the sum of the “defined contribution fraction” and the “defined benefit fraction,” as such terms are defined in Section 415 of the Code (taking into account any applicable fresh start rules), to exceed 1.0, or such other limitation as may be applicable under Section 415 of the Code with respect to any combination of qualified plans without disqualification of any such plan.

(c)                                  If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g) of the Code) that may be made under Section 415 of the Code, or under other limited situations that the Commissioner of Internal Revenue finds justifies the availability of the rules in this Subsection, the Annual Additions to the Account of any Participant in any Limitation Year would exceed the maximum amount permissible hereunder, the excess amounts shall not be deemed Annual Additions if they are treated as follows:  There shall first be returned to the Participant such portion of the Participant’s After-Tax Employee Contributions made during such Limitation Year to the Plan and any other plan as is necessary to reduce the Annual Additions to his Account to the maximum allowable hereunder.  If further reduction in the amount allocable to the Participant’s Account is required, there shall then be returned to the Participant such portion of the Participant’s elective deferrals (within the meaning of Section 402(g) of the Code) as is necessary to reduce the Annual Additions to his Account to the maximum allowable hereunder.  (The amounts returned pursuant to the two preceding sentences shall be disregarded for purposes of applying the limitations set forth in Sections 4.04, 7.05 and 7.06.)  If further reduction in the amount allocable to the Participant’s Account is required, such reductions shall be effectuated in a manner consistent with the regulations prescribed under Section 415 of the Code and Treas. Reg. Section 1.415-6(b)(6)(ii) to the extent necessary to result in conformity to the limitations expressed herein.  The Pension Committee shall have full authority to take whatever corrective measures may be necessary, including retroactive adjustment of Account balances, in order to ensure compliance with the requirements of this Section and the underlying requirements of Section 415 of the Code.

ARTICLE VII

SALARY DEFERRAL ELECTIONS

7.01                           Salary Deferral Election.  Subject to the limitations set forth in Section 7.05 or elsewhere in this Plan, each Active Participant may execute a Salary Deferral election on a form or in such other manner as prescribed by the Pension Committee pursuant to which such Participant may elect to reduce his Compensation through payroll reductions as follows:

(a)                                  an Active Participant may elect to have Basic Salary Deferrals made on his behalf in an amount equal to one (1%), two (2%), three (3%), four (4%), five (5%) or six (6%) percent of his Compensation;

(b)                                 an Active Participant who elects to have the maximum amount of Basic Salary Deferrals made on his behalf may, in addition, elect to have Voluntary Salary Deferrals made on his behalf in an amount equal to from one percent (1%) to ten percent (10%) (on or after the Effective Date), in whole percentages, of his Compensation.

7.02                           Effective Date of Salary Deferral Elections.  A Salary Deferral election shall become effective as of the first payroll period ending after the date on which the Employee first becomes an Active Participant in the Plan; provided he has first completed the requisite enrollment and election forms or has complied with any other procedures as designated by the Pension Committee on a uniform and non-discriminatory basis.  An Employee who does not make a Salary Deferral election when he first becomes eligible to be an Active Participant hereunder may make such an election effective as of a date determined under the procedures designated by the Pension Committee on a uniform and non-discriminatory basis.

7.03                           Change in Rate of Salary Deferrals.  A Participant may increase or decrease the rate of his Salary Deferrals, within the limits prescribed by Sections 7.01 and 7.05, effective as of any date as determined under the procedures designated by the Pension Committee on a uniform and non-discriminatory basis.

7.04                           Suspension of Salary Deferrals.

(a)                                  A Participant may voluntarily suspend his Salary Deferral election, effective as of any payroll date, by following the procedures designated by the Pension Committee on a uniform and non-discriminatory basis.  A Participant whose Salary Deferrals are suspended hereunder may resume Salary Deferrals, effective as of a date determined under the procedures designated by the Pension Committee on a uniform and non-discriminatory basis and in accordance with the procedures outlined in Sections 7.01 and 7.02.

(b)                                 A Participant shall have his Salary Deferral election automatically suspended for any period during which the Participant is on Excused Absence and during which he is not receiving Compensation from his Employer.  Such a Participant shall have his Salary Deferral election automatically reinstated, and reductions from his Compensation pursuant thereto shall resume, upon the first Election Date occurring after his return from such Excused Absence.

7.05                           Salary Deferral Limitations.

(a)                                  The Salary Deferral amounts set forth in any Salary Deferral election shall be tentative and shall become final only after the Employer or the Pension Committee has made such adjustments thereto as they (or either of them) deem necessary to maintain the qualified status of this Plan and to satisfy all requirements of Section 401(k) of the Code.

(b)                                 All amounts withheld pursuant to a Salary Deferral election and thereafter contributed to the Plan shall be so contributed only if the Employer in good faith believes that such amounts do not exceed the amounts permissible pursuant to the limitations set forth in Section 7.06.  If any amount shall be withheld from the Compensation of a Participant pursuant to a Salary Deferral election which exceeds the maximum amount permissible pursuant to Section 7.06 for any Plan Year, then, prior to the close of the following Plan Year, such excess amounts (and to the extent required any income allocable thereto) shall be distributed to the appropriate Participants.

(c)                                  Notwithstanding anything contained herein to the contrary, no Participant shall be permitted to have Salary Deferrals made under this plan during any calendar year in excess of $7,000 (as adjusted pursuant to Section 402(g) of the Code).

(d)                                 Should a participant claim that his Salary Deferrals under this plan (reduced by Salary Deferrals previously distributed pursuant to Section 7.07) when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code exceed the limit imposed by 402(g) of the Code for the calendar year in which the deferrals occurred, the Pension Committee may (notwithstanding any other provision of the Plan) authorize the distribution, by April 15 of the following calendar year, the amount of Salary Deferrals specified in the Participant’s claim, plus earnings thereon.  The Participant’s claim shall be in writing and shall be submitted to the Pension Committee no later than the March 1st following the calendar year in which such deferrals occurred.  The Pension Committee may require that the Participant certify or otherwise establish that the designated amount is an excess deferral.  Notwithstanding anything contained herein to the contrary, a Participant shall be deemed to have made a claim for distribution of excess elective deferrals from the Plan to the extent that his Salary Deferrals together with his elective deferrals under any other plan or arrangement maintained by the Employer or an Affiliated Company exceed the limit imposed by Section 402(g) of the Code for the calendar year.

7.06                           Salary Deferral Nondiscrimination Provisions

(a)                                  For any Plan Year (including the portion of Plan Year 1998 before the Effective Date):

(i)                                     the Average Actual Deferral Percentage for Highly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year shall not exceed the Average Actual Deferral Percentage for Non-Highly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year multiplied by 1.25; or

(ii)                                  the Average Actual Deferral Percentage for Highly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year shall not exceed the Average Actual Deferral Percentage for Non-Highly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for such eligible Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for such eligible Non-Highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

(b)                                 For purposes of Section 7.06(a), this Plan shall be aggregated and treated as a single plan with other plans maintained by the Employer or an Affiliated Company to the extent required under Treasury regulations (or to the extent permitted under Treasury regulations, if the Pension Committee so elects).

(c)                                  The determination and treatment of the Salary Deferrals and Actual Deferral Percentage of any Employee shall satisfy the provisions of Sections 401(k)(3) and 401(m)(9) of the Code and Treas. Reg. Sections 1.401(k)-1(b) and 1.401(m)-2, and such other requirements as may be prescribed by the Secretary of the Treasury, which are hereby incorporated by reference.

7.07                           Correction of Discriminatory Contributions.

(a)                                  Should the nondiscrimination test of Section 7.06(a) not be satisfied for any Plan Year, the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage shall be reduced, in accordance with Subsection (b), until the nondiscrimination test of Section 7.06(a) is satisfied, or until the Actual Deferral Percentage of such Highly Compensated Employee is equal to the Actual Deferral percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage.  This process shall be repeated until the nondiscrimination test of Section 7.06(a) is satisfied.  Effective with respect to Plan Years commencing on or after January 1, 1997, the discriminatory contributions subject to corrections pursuant to this Subsection shall be distributed to affected Highly Compensated Employees on the basis of the amount of contribution by, or on behalf of, each of such Highly Compensated Employees.

(b)                                 The Actual Deferral Percentage of any Highly Compensated Employee which must be reduced pursuant to Subsection (a) shall be reduced by distributing Salary Deferrals prior to the close of the Plan Year following the Plan Year with respect to which the reduction applies.  For purposes of determining the necessary reduction, Salary Deferrals previously distributed pursuant to Section 7.05(d) shall be treated as distributed under this Section 7.07(b).

(c)                                  Any distribution of Salary Deferrals necessary pursuant to Subsection (c) shall include a distribution of the income, if any, allocable to such distributed contributions.  Such income shall be equal to the sum of the allocable gain or loss for the Plan Year plus the allocable gain or loss for the period between the end of the Plan Year and the date of distribution, and shall be determined in a manner consistent with Treasury regulations under Sections 401(k) and 401(a)(4) of the Code.

(d)                                 If the Basic Salary Deferrals of any Highly Compensated Employee are reduced pursuant to Subsection (b) or Section 7.05(d), the related Matching Contribution and Optional Employer Contribution shall be forfeited to the extent required by the last sentence of Section 9.02.

ARTICLE VIII

INVESTMENT ELECTIONS; MAINTENANCE OF ACCOUNTS

8.01                           Investment of Assets.  The Pension Committee, in its sole discretion, shall establish Investment Funds and may from time to time establish additional Investment Funds of the same or different types or modify, cease to offer or eliminate any existing Investment Funds.  If any Investment Fund is eliminated, each affected Participant shall be required to transfer his interest in such Investment Fund to any other of the remaining Investment Funds in non-fractional increments, such transfer to be made in accordance with the Participant’s written election on a form provided by the Pension Committee for such purpose or by such other procedures as the Pension Committee shall designate on a uniform and non-discriminatory basis.  If any such Participant fails to make such an election, such Participant shall be deemed to have elected that 100% of his Account be invested in the Investment Fund which, in the Pension Committee’s judgment, best provides for preservation of principal, which determination shall be binding on the Participant.

8.02                           Investment Elections.  Each Participant prior to becoming a Participant shall direct the investment of all contributions to be made on his behalf in any one or more of the available Investment Funds then available, in one percent (1%) increments (or such other percentages as the Pension Committee may from time to time prescribe), subject also to such limitations as the Pension Committee may prescribe.  Such direction shall be in writing on a form prescribed by the Pension Committee or by such other procedures as the Pension Committee shall designate on a uniform and non-discriminatory basis.  In the absence of any Participant election directing the investment of his Account, a Participant shall be deemed to have elected that 100% of his Account be invested in the Investment Fund which, in the Pension Committee’s judgment, best provides for preservation of principal, which determination shall be binding on the Participant.  Any repayment received on loans shall be invested in the same manner as a new investment pursuant to the Participant’s investment election in effect at the time of repayment.

8.03                           Change of Election.  Each Participant may change his investment direction with respect to the investment of future contributions, effective as of a date determined under the procedures designated by the Pension Committee on a uniform and non-discriminatory basis, by filing a new election form with the Pension Committee or by complying with such procedures as the Pension Committee may prescribe on a uniform and non-discriminatory basis. Only one change may be made in each calendar month.  Such changes shall be subject to the restrictions described in Section 8.02.  Separate changes of investment elections with respect to Salary Deferrals, Matching Contributions, and Optional Employer Contributions shall not be permitted.

8.04                           Transfers Between Investment Funds.  Each Participant may elect to transfer all or any portion (in 1% increments) of the value of his interest held in any Investment Fund to any other available Investment Fund, effective as of the date determined pursuant to procedures designated by the Pension Committee on a uniform and non-discriminatory basis.  Such transfers shall also be subject to such further limitations and restrictions as may be imposed by the Pension Committee or any insurance company contract or other instrument governing investments in any Investment Fund.  Separate transfer elections with respect to amounts held in the Participant’s After-Tax Account, Rollover Account, Salary Deferral Account, Matching Contribution Account, and Optional Employer Contribution Account shall not be permitted.

8.05                           Addition or Deletion of Investment Funds.  If an Investment Fund not previously available is added by the Pension Committee, Participants will be permitted to transfer amounts to the new Investment Fund, and to make an election to invest new contributions in such Investment Fund, in the manner provided in Sections 8.02, 8.03 and 8.04 above.  If an Investment Fund which was previously available is discontinued by the Pension Committee, each Participant who has a part of his or her Accounts invested in such Investment Fund shall designate the percentage of such amount to be invested in each of the Investment Funds then available and designate the percentage of contributions made by him or on his or her behalf to be invested in each of the Investment Funds then available, each in the manner described in Sections 8.03 and 8.04 above.  If a Participant fails to make such an election, amounts invested in the discontinued Investment Fund or contributions that would otherwise be invested in such discontinued Investment Fund shall be invested in the Investment Fund remaining which, in the judgment of the Pension Committee, best provides for preservation of principal, which determination shall be binding on the Participant.

8.06                           Limitation on Liability and on Status as a Fiduciary.  The Plan is intended to comply with the requirements of Section 404(c) of ERISA and the regulations thereunder.  No Participant shall be deemed a fiduciary of the Plan by reason of his or her exercise or failure to exercise the elections provided for in this Article.  The Employer and its Employees shall not be liable for any loss which results from any Participant’s exercise or failure to exercise the elections provided for in this Article.

8.07                           Investment Decisions.  The Pension Committee shall make available to each Participant a general description of each Investment Fund which shall include information relating to the manner in which the assets of such Investment Fund shall be invested; the investment experience of such Investment Fund as compared to the investment experience of other funds; any special transfer restrictions; and any other information material to the formulation of such Participant’s investment decisions.  Each Participant who makes an investment election shall be informed that such election shall remain in force until such time as the Participant gives notice of any desired change in accordance with the provisions of this Article VIII.  The Participant shall also be informed that, except as otherwise provided by law, the Participant shall bear sole responsibility for the investment of the assets held in his Account, and neither the Pension Committee, the Company nor the Employer shall bear any responsibility or liability whatsoever for a Participant’s choice of Investment Funds, the investment experience of any Investment Fund, or for any loss which results from the Participant’s exercise of control over the assets in his Account.

8.08                           Individual Accounts.  There shall be maintained on the books of the Plan with respect to each Participant, as applicable, a Salary Deferral Account, a Matching Contribution Account, and an Optional Employer Contribution Account, and, if applicable, an After-Tax Account and Rollover Account.  Each such Account shall separately reflect the Participant’s interest in each Investment Fund relating to such Account.  Each Participant shall receive, at least annually, a statement of his Accounts showing the balances in each Investment Fund.  A Participant’s interest in any Investment Fund shall be determined and accounted for based on his beneficial interest in any such fund, and no Participant shall have any interest in or rights to any specific asset of any Investment Fund.

8.09                           Valuations.  The Pension Committee, or such other person or persons as the Pension Committee may select, shall value each Investment Fund and each Account at fair market value as of each Valuation Date.

8.10                           Allocation to Individual Accounts.  The Accounts of each Participant shall be adjusted as of each Valuation Date by (a) reducing such Accounts by any payments made therefrom since the preceding Valuation Date, and then (b) increasing or reducing such Account by the Participant’s allocable share of the net amount of income, gains and losses (realized and unrealized) and expenses of such applicable Investment Fund since the preceding Valuation Date, and (c) crediting such Accounts with any contributions made thereto since the preceding Valuation Date.

8.11                           Accounts Pending Distribution.  Unless the Pension Committee expressly provides for the crediting of investment results up to the Participant’s Benefit Commencement Date (and then only if practicable under any investment contract or other relevant funding vehicle where a distribution is to be made as of a particular Valuation Date), there shall be no adjustment in the amount to be distributed by reason of the passage of time or investment experience of the Participants’ Accounts between the Valuation Date as of which the amount of such distribution is determined and the Participant’s Benefit Commencement Date.  Therefore, the balance in the Account of any Participant ordinarily shall not be adjusted to reflect interest, dividends, investment gains or losses or general expenses of the Trust relating to the period prior to the Benefit Commencement Date and subsequent to the applicable Valuation Date.

ARTICLE IX

VESTING

9.01                           Full and Immediate Vesting.  A Participant, at all times, shall have a fully (100%) vested and nonforfeitable interest in the balance of his Salary Deferral Account and, if applicable, his After-Tax Account and his Rollover Account.

9.02                           Vesting of Matching Contributions and Optional Employer Contributions.  A Participant’s interest in his Matching Contribution Account and Optional Employer Contribution Account shall vest based on his completed Vesting Service in accordance with the following schedule:

Completed Years of Service/ Years of Vesting Service	Vested Percentage
Less than 2	0%
2 but less than 3	50%
3 or more	100%

Notwithstanding the foregoing, a Participant will become fully (100%) vested upon (a) his attainment of Normal Retirement Age while in the employ of an Employer or an Affiliated Company, (b) his death prior to his Benefit Commencement Date while in the employ of the Employer or an Affiliated Company, or (c) his termination of employment with an Employer or an Affiliated Company on account of his Total Disability.  The vested percentage of a Participant who was a Participant in the Plan immediately prior to August 1, 1998 shall in no event be less than his vested percentage determined in accordance with the terms of the Plan in effect as of such date.

If a distribution is made from the vested portion of a Participant’s Matching Contribution Account or Optional Employer Contribution Account at a time when the Participant has a nonforfeitable right to less than one hundred percent (100%) of such Accounts and the Participant may increase his vested percentage in such Accounts, then a separate subaccount will be established for the Participant’s interest in such Accounts as of the time of distribution.  At any relevant time after distribution, the Participant’s vested interest in the separate subaccount will be equal to a dollar amount (“X”) determined by the formula:

X = P (AB + (R x D)) - (R x D)

where P is the vested percentage at the relevant time, AB is the value of the account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the account balance at the relevant time to the account balance after the distribution.  A separate subaccount need not be established if the account balances in the Participant’s Account are maintained under a method that has the same effect.

Notwithstanding anything herein to the contrary, to the extent necessary to maintain the Plan in compliance with the nondiscrimination rules of Section 401(a)(4) of the Code or other applicable law, any matching contribution within the meaning of Section 401(m) of the Code (including any such Matching Contributions and Optional Employer Contributions), with income thereon, shall be forfeited if the contribution to which it relates is treated as an excess contribution, excess Annual Addition, excess aggregate contribution or excess deferral in applying the limitations of Sections 4.04, 6.05, 7.05 or 7.06.

9.03                           Forfeiture of Nonvested Amounts.  If upon ceasing to be an Active Participant, a Participant receives a distribution of his entire vested interest under the Plan, the nonvested portion of such Participant’s Account shall be forfeited as of the time the distribution is made.  If upon ceasing to be an Active Participant, a Participant does not receive a distribution of his entire vested interest under the Plan, the nonvested portion of such Participant’s Account shall be forfeited as of the time such Participant incurs a Break in Service.  Amounts forfeited in accordance with this Section 9.03 shall be applied in the manner prescribed in Section 6.04, subject to the restoration rules of Sections 4.01(d) and 5.02.

9.04                           Amendments to the Vesting Schedule.

(a)                                  If the vesting schedule under this Plan is amended, each Participant who has performed service for the Employer or an Affiliated Company in at least three (3) calendar years may elect, during the election period specified in this Section 9.04, to have the vested percentage of his Account determined without regard to such amendment.

(b)                                 For the purposes of this Section 9.04, the election period shall begin as of the date on which the amendment changing the vesting schedule is adopted, and shall end on the latest of the following dates:

(i)                                     the date occurring sixty (60) days after the Plan amendment is adopted; or

(ii)                                  the date which is sixty (60) days after the day on which the Plan amendment becomes effective; or

(iii)                               the date which is sixty (60) days after the day the Participant is issued written notice of the Plan amendment by the Pension Committee or by the Employer; or

(iv)                              such later date as may be specified by the Pension Committee.

The election provided for in this Section 9.04 shall be made in writing and shall be irrevocable when made.

ARTICLE X

BENEFIT DISTRIBUTIONS

10.01                     Normal Retirement and Disability Benefits.  The Plan benefit of a Participant who terminates employment with the Employer on account of his retirement on or after his Normal Retirement Date or on account of his Total Disability shall be equal to one hundred percent (100%) of the balance of his Account, determined as of the Valuation Date coincident with or next following such retirement or termination of employment.  Such benefit shall be payable to the Participant in the form described in Section 10.10 as soon as practicable after such Valuation Date; provided, however, that effective January 1, 1998, in the case of a Participant whose vested Account balance exceeds $5,000 or such greater amount as may be specified under Section 411 of the Code or any successor provision thereto or regulations thereunder, no distribution shall be made prior to his Required Distribution Date without the consent of such Participant (such consent to be furnished in the manner described in Section 10.03).  A Participant who is entitled to a benefit in excess of $5,000 (or such greater amount) under this Section 10.01 before his Normal Retirement Date may elect to defer distribution of his benefit (but in no event beyond his Required Beginning Date), in which case the balance of his Account shall be determined as of the Valuation Date immediately preceding his Benefit Commencement Date.  If a Participant continues in employment beyond the Required Beginning Date as set forth in Section 10.08, his Account balance shall be distributed in accordance with the provisions of that Section.

10.02                     Death Benefits.  In the event of a Participant’s death prior to his Benefit Commencement Date, his Beneficiary shall be entitled to receive a death benefit equal to the Participant’s vested percentage of the balance of his Account, determined under Section 9.02 as of the Valuation Date coincident with or next following his date of death.  Such death benefit shall be payable to the Participant’s Beneficiary in the form described in Section 10.10 as soon as practicable after such Valuation Date; provided, that if such benefit is paid pursuant to Section 10.10(c) or (d), the spouse may defer receipt of such death benefit to the date the Participant would have attained his Required Beginning Date.

10.03                     Benefits Upon Termination of Employment.  The Plan benefit payable to a Participant upon such Participant’s termination from employment with the Employer (and all Affiliated Companies) for reasons other than those specified in Sections 10.01 and 10.02, shall be equal to the vested percentage of the balance of his Account, determined under Section 9.02 as of the Valuation Date coincident with or next following such termination of employment.  Such benefit shall be payable to the Participant in the form described in Section 10.10 as soon as practicable after such Valuation Date; provided, however, that effective January 1, 1998 in the case of a Participant whose vested Account balance exceeds $5,000 or such greater amount as may be specified under Section 411 of the Code or any successor provision thereto or regulations thereunder, no distribution shall be made prior to his Required Beginning Date without the consent of such Participant.  Each Participant who is entitled to a benefit in excess of $5,000 (or such greater amount) under this Section 10.03 shall be notified of his right to defer receipt of such benefit, but not beyond his Required Beginning Date, in which case the balance of his Account shall be determined as of the Valuation Date immediately preceding his Benefit Commencement Date.  A Participant’s election to commence payment prior to the date he attains his Required Beginning Date must be made within the 90-day period ending on his Benefit Commencement Date and in no event earlier than the date the Pension Committee provides the Participant with written information relating to his right to defer payment until his Required

Beginning Date and his right to make a direct rollover as set forth in Section 10.12.  Such information must be supplied not less than 30 days nor more than 90 days prior to his Benefit Commencement Date.  Notwithstanding the preceding sentence, benefit payment may occur less than 30 days after such information has been supplied to the Participant provided that, after the Participant has received such information and has been advised of his right to a 30-day period to make a decision regarding the distribution, the Participant affirmatively elects a distribution.  In no event shall a distribution be made on account of termination of employment unless the Participant has separated from service (within the meaning of Section 401(k)(2)(B) of the Code) with the Employer and all Affiliated Companies.

10.04                     Limitation on Commencement of Benefits.  Unless the Participant otherwise elects, he shall begin to receive his benefits no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

(a)                                  the attainment by the Participant of Normal Retirement Age;

(b)                                 the tenth anniversary of the year in which the Participant commenced participation; or

(c)                                  the Participant’s termination from employment.

If the amount payable within such 60-day period cannot be determined within such period or of it is not possible to pay such benefits within such period because the Pension Committee has been unable to locate the Participant or Beneficiary after making reasonable efforts to do so, then a payment, retroactive to such 60th day, shall be made no later than 60 days after the earliest date on which the Participant or Beneficiary is located, as the case may be.  To the extent permitted under applicable law, any amount that remains unpaid because the Pension Committee has been unable to locate a Participant or Beneficiary shall be forfeited upon the expiration of such 60-day period and may be applied to reduce Company and Affiliate Company contributions hereunder; provided, that any such forfeiture shall be reinstated if a claim subsequently is made by the Participant or Beneficiary.

10.05                     In-Service Distributions.  Subject to the provisions of Section 10.06, a Participant may make withdrawals from his Account while he is employed by an Employer or an Affiliated Company, as follows:

(a)                                  After-Tax Account.  A Participant may make a lump sum withdrawal of all or any portion of the balance of (i) Subaccount A of his After-Tax Account, provided that in the event Subaccount A of a Participant’s After-Tax Account is reduced by the withdrawals provided for in this Subparagraph to less than the amount of After-Tax Employee Contributions allocated to his Subaccount A with respect to the two preceding Plan Years, such Participant shall be suspended from making any After-Tax Employee Contributions to the Plan for a period of six months after the date his Subaccount A is so reduced and (ii) Subaccount B of his After-Tax Account whether or not the related After-Tax Employee Contributions were allocated to such Subaccount B with respect to the two preceding Plan Years.

(b)                                 Salary Deferral Account.  A Participant may make a lump sum withdrawal of all or any portion of his Salary Deferral Account upon the attainment of age 59½.

(c)                                  Rollover Account.  A Participant may make a lump sum withdrawal of all or any portion of his Rollover Account.

(d)                                 Hardship Withdrawals.  If the Pension Committee determines, on a uniform, nondiscriminatory basis, and on the basis of all relevant facts and circumstances, that a requested withdrawal is on account of an immediate and heavy financial need of the Participant, and the withdrawal is necessary to satisfy such financial need, and the Participant has already made all permissible withdrawals pursuant to Section 10.05(a), then the Pension Committee may permit the Participant to make a lump sum hardship withdrawal from his Salary Deferral Account, Matching Contribution Account, Optional Employer Contribution Account and Rollover Account.  Such hardship withdrawal shall in no event exceed the distributable amount, reduced by the amount of previous distributions on account of hardship.  For purposes of the preceding sentence, the term “distributable amount” shall mean the sum of (i) the amount standing to his credit in his Salary Deferral Account as of December 31, 1988, (ii) Salary Deferrals (but not earnings thereon) allocated to his Salary Deferral Account after December 31, 1988, (iii) the vested portion of the amount standing to his credit in his Matching Contribution Account and Optional Contribution Accounts, and (iv) any amount standing to his credit in his Rollover Account.  Withdrawals pursuant to this Section 10.05(b) shall be subject to the following additional rules:

(A)                              A distribution will be treated as on account of an immediate and heavy financial need of a Participant when the distribution is on account of:

(1)                                  expenses for medical care described in Section 213(d) of the Code incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

(2)                                  costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3)                                  payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his spouse, children or dependents (as defined in Section 152 of the Code);

(4)                                  payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the employee’s principal residence;

(5)                                  any other immediate and heavy financial need of the Participant approved by the Pension Committee.

(B)                                If a Participant applies to the Pension Committee for a financial hardship withdrawal, the Pension Committee shall request the Participant to furnish evidence of the financial hardship and of the monetary amounts reasonably necessary to relieve the financial hardship and to furnish evidence that he does not have any other financial resources reasonably available to him, other than amount in his Salary Deferral Account, which he can use to meet the financial hardship.  For purposes of this Section, assets of the Participant’s spouse and minor children that are reasonably available to him on the basis of all the relevant facts and circumstances shall be considered financial resources reasonably available to the Participant.  The Pension Committee shall not approve any withdrawal from a Participant’s Salary Deferral Account unless the Participant has already withdrawn all available amounts in his other accounts under the Plan in order to meet his financial hardship and has represented in writing that he cannot satisfy his financial need: (1) through reimbursement or compensation by insurance or otherwise; (2) reasonable liquidation of his assets; (3) by ceasing Participant contributions to the Plan; (4) by borrowing from commercial lenders on reasonable commercial terms; or (5) by borrowing from the Plan or obtaining a distribution or loan from other plans maintained by the Company or any other employer without in itself causing an immediate and heavy financial need.  Any determination of the Pension Committee to approve or not to approve a withdrawal from a Participant’s Salary Deferral Account shall be conclusive and binding on the Participant and all other parties having an interest in the Plan.

(e)                                  Matching Contribution Account and Optional Employer Contribution Account.  A Participant may at any time elect to withdraw all or any portion of his Matching Contribution Account and/or Optional Employer Contribution Account that is both vested and attributable to Matching Contributions and/or Optional Employer Contributions; provided that such Matching or Optional Employer Contributions were not aggregated with the Participant’s Salary Deferrals for purposes of Actual Deferral Percentage test and provided that in the case of a Participant who has not participated in the Plan for at least five (5) years and who has not attained Normal Retirement Age, such amount shall not include any amounts that were allocated to the Participant’s Matching Contribution Account and/or Optional Employer Contribution Account during the two preceding Plan Years.

10.06                     Rules and Regulations Regarding In-Service Distributions.  In-Service Distributions pursuant to Section 10.05 shall be subject to the following additional rules and restrictions:

(a)                                  All in-service withdrawals shall be made by filing a written request with the Pension Committee on such form as the Pension Committee may prescribe at least thirty (30) days in advance (or at such other times as the Pension Committee may prescribe) and shall be subject to the provision by the Pension Committee of the information described in Section 10.03 as well as the consent of the Participant described in Section 10.03.  Except as otherwise permitted by the Pension Committee, a withdrawal shall be effective as of the first Valuation

Date which occurs after the date such written request is approved by the Pension Committee, and payment of the amount withdrawn shall be made as soon as practicable thereafter.  Hardship Withdrawals may, to the extent the Pension Committee determines necessary, be made effective and paid out sooner and shall be based on such Participant’s Account balance as of the most recent Valuation Date in such manner as the Pension Committee shall provide.  Notwithstanding the foregoing, effective as of the Effective Date, all in-service withdrawals shall be requested using the procedures designated by the Pension Committee on a uniform and non-discriminatory basis.

(b)                                 All withdrawals shall be paid in a lump-sum cash payment.

(c)                                  All withdrawals shall be deemed to be made from the Investment Funds in which the affected Accounts of the Participant are then invested as elected by the Participant.

10.07                     Beneficiary Designation Right.

(a)                                  Spouse as Beneficiary.  The Beneficiary of the death benefit shall be the Participant’s spouse; provided, however, that the Participant may designate a Beneficiary other than his spouse if:

(i)                                     the spouse has waived his or her right to be the Participant’s Beneficiary in accordance with Section 10.07(c), or

(ii)                                  the Participant has no spouse, or

(iii)                               the Pension Committee, in accordance with Internal Revenue Service guidelines, determines that the spousal consent is not required because the spouse cannot be located or because of other reasons specified in Treasury regulations.

In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Pension Committee.  A Participant may at any time revoke his designation of a

Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Pension Committee.  However, the Participant’s spouse must again consent in writing to any such change or revocation, unless the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse.  The determination of a Participant’s marital status shall be made as of the earlier of his Benefit Commencement Date or the date of his death.

(b)                                 Beneficiary Designation Right.  Each unmarried Participant and each married Participant whose spouse has consented to designation of persons or entities other than such spouse as Beneficiaries in accordance with the provisions of Subsection (a) hereof, shall have the right to designate one or more primary and one or more secondary Beneficiaries to receive any benefit becoming payable upon the Participant’s death.  All beneficiary designations shall be in writing in form satisfactory to the Pension Committee.  Each Participant shall be entitled to change his Beneficiaries at any time and from time to time.

In the event that the Participant fails to designate a Beneficiary to receive a benefit that becomes payable pursuant to the provisions of this Article, or in the event that the Participant is predeceased by all designated primary and secondary Beneficiaries, the death benefit shall be payable to the Participant’s surviving spouse or, if none, the Participant’s estate.

(c)                                  Form and Content of Spouse’s Consent.  A spouse may consent to the designation of one or more Beneficiaries other than such spouse provided that such consent shall be in writing, must acknowledge the effect of such consent, and shall be witnessed by a Plan representative designated by the Pension Committee or a notary public.  Such spouse’s consent shall be irrevocable, unless expressly made revocable.

10.08  Required Distribution Dates.  (a) Prior to years beginning on or after January 1, 1997, anything contained in this Article X to the contrary notwithstanding, the Benefit Commencement Date for any Participant shall not be later than the April 1st of the calendar year next following the calendar year in which he attains age 70½, unless a later “Required Beginning Date” is permitted under Section 401(a)(9) of the Code and the regulations thereunder.  If a Participant continues in employment beyond the Required Beginning Date described in the preceding sentence, and does not make a timely election pursuant to the following sentence, then his Account balance shall be distributed in a single sum no later than such Required Beginning Date, and subsequent distributions of the Account balance shall be made to the Participant in a single sum as of the last day of each succeeding Plan Year.  In lieu of the form of distribution described in the preceding sentence, a Participant who continues in employment beyond the Required Beginning Date may elect (subject to spousal consent, if applicable) to receive each year (commencing no later than his Required Beginning Date) the portion of his Account balance equal to the minimum required distribution determined in any manner permissible under Section 401(a)(9) of the Code and the regulations thereunder; provided that such election shall be allowable only to the extent permissible under Section 401(a)(4) of the Code; and further provided that such election shall be made in such manner as the Pension Committee shall prescribe at least thirty (30) days prior to the Participant’s Required Beginning Date.

(b)                                 Effective with respect to years commencing on or after January 1, 1997, the “Required Beginning Date” for any Participant shall be (i) with respect to any Participant who is not a Five-percent Owner, April 1 following the later of (A) the calendar year in which the Participant attains age 70½, or (B) the calendar year in which the Participant retires; or (ii) with respect to any Participant who is a Five-percent Owner, April 1 following the later of (A) the calendar year in which the Participant attains age 70½ or (B) the earlier of (1) the calendar year with or within which ends the Plan Year in which the Participant becomes a Five-percent Owner or (2) the calendar year in which the Participant retires.

(c)                                  All distributions under the Plan shall otherwise comply with the requirements of Section 401(a)(9) of the Code and the regulations thereunder, including the incidental death benefit rules set forth in Treas. Reg. Section 1.401(a)(9)-2.

(d)                                 With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) of the Code that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary.  This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) of the Code or such other date as may be specified in guidance published by the Internal Revenue Service.

10.09                     Domestic Relations Orders.

(a)                                  Effect of QDROs.  All benefits provided under this Plan are subject to the provisions of any QDRO in effect with respect to the Participant at the Participant’s Benefit Commencement Date, and are subject to diminution thereby.

(b)                                 Determination of QDRO Status.  Upon receipt of notification of any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights of a spouse, former spouse, child, or other dependent of a Participant and which is made pursuant to a state domestic relations law (including a community property law) (herein referred to as a “domestic relations order”), the Pension Committee shall (i) notify the Participant and any prospective

Alternate Payee named in the order of the receipt and date of receipt of such domestic relations order and of the Plan’s procedures for determining the status of the domestic relations order as a QDRO, and (ii) within a reasonable period after receipt of such order, determine whether it constitutes a QDRO.

(c)                                  Determination Period.  During any period in which the issue of whether a domestic relations order is a QDRO is being determined (by the Pension Committee, by a court of competent jurisdiction, or otherwise), the Pension Committee shall segregate in a separate account in the Plan or in an escrow account held by a Trustee the amounts, if any, which would have been payable to the Alternate Payee during such period if the order had been determined to constitute a QDRO, provided that, if no payments would otherwise be made under the Plan to the Alternate Payee or to the Participant or a Beneficiary of the Participant while the status of the order as a QDRO is being determined, no segregation into a separate or escrow account shall be required.  If a domestic relations order is determined to be a QDRO within eighteen (18) months of the date of its receipt by the Pension Committee (or from the beginning of any other period during which the issue of its being a QDRO is being determined by the Pension Committee), the Pension Committee shall cause to be paid to the persons entitled thereto the amounts, if any, held in the separate or escrow account referred to above.  If a domestic relations order is determined not to be a QDRO, or if the status of the domestic relations order as a QDRO is not finally resolved within such eighteen (18) month period, the Pension Committee shall cause the separate or escrow account balance, with interest thereon, to be returned to the participant’s credit, or to be paid to the person or persons to whom such amount would have been paid if there had been no such domestic relations order, whichever is appropriate.  Any subsequent determination that such domestic relations order is a QDRO shall be prospective in effect only.

(d)                                 Provisions Relating to Alternate Payees.

(i)                                     Benefits payable to an Alternate Payee shall not continue beyond the lifetime of the Alternate Payee.  In particular, no Alternate Payee shall have the right with respect to any benefit payable by reason of a QDRO to (A) designate a beneficiary with respect to amounts becoming payable under the Plan, (B) elect a method of benefit distribution providing for benefits continuing beyond the Alternate Payee’s lifetime, (C) provide survivorship benefits to a spouse or dependent of such Alternate Payee or to any other person, spouse, dependent or other person, or (D) transfer rights under the QDRO by will or by state law of intestacy.

(ii)                                  None of the payments, benefits or rights of any Alternate Payee shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Alternate Payee.  No Alternate Payee shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan.

(iii)                               Alternate Payees shall not have any right to (A) borrow money under any Participant loan provisions under the Plan, (B) exercise any Participant investment direction rights or privileges under the Plan, (C) exercise any other election, privilege, option or direction rights of the Participant under the Plan except as specifically provided in the QDRO, or (D) receive communications with respect to the Plan except as specifically provided by law, regulation or the QDRO.

(iv)                              Each Alternate Payee shall advise the Pension Committee in writing of each change of his name, address or marital status, and of each change in the provisions of the QDRO or of any circumstance set forth therein which may be material to the Alternate Payee’s entitlement to benefits thereunder or the amount thereof.  Until such written notice has been provided to the Pension Committee, the Pension Committee shall be (A) fully protected in not complying with, and in conducting the affairs of the Plan in a manner inconsistent with, the information set forth in such notice, and (B) required to act with respect to such notice prospectively only, and then only to the extent provided for in the QDRO.  The Pension Committee shall not be required to modify or reverse any payment, transaction or application of funds occurring before the receipt of any notice that would have affected such payment, transaction or application of funds, nor shall the Pension Committee or any other party be liable for any such payment, transaction or application of funds.

(v)                                 Except as specifically provided for in the QDRO, an Alternate Payee shall have no right to interfere with the exercise by the Participant or by any Beneficiary of their respective rights, privileges and obligations under the Plan.

10.10                     Form of Benefit Payment.

(a)                                  Except as otherwise provided herein, all benefits payable under the Plan shall be paid in the form of a single-sum cash distribution.  Except as provided in Section 10.07 hereof, no spousal consent shall be required in the case of a Participant who does not elect an annuity form of payment.

(b)                                 In lieu of a single sum benefit, a Participant whose vested Account balance exceeds $5,000 or such greater amount as may be specified under Section 411 of the Code, or any successor provision thereto or regulations thereunder, may elect to direct the Pension Committee to (i) distribute his Account in the form of installment payments, or (ii) apply his Account balance toward the purchase of an annuity contract from a legal reserve life insurance company.  Any such election must be made during the applicable election period on such form as the Pension Committee shall prescribe.  The “applicable election period” referred to in the preceding sentence shall mean the 90-day period ending on the Benefit Commencement Date.

(c)                                  If a Participant timely makes an election pursuant to Subsection (b) to have his Account distributed in the form of installments, his Account balance shall be distributed in a series of annual cash installments, approximately equal in amount, over a period not to exceed ten years in duration.  Upon the Participant’s death after installments have commenced to be paid to him, any installments remaining to be paid shall be paid to the Participant’s Beneficiary.  If the Participant’s Beneficiary elects installments, the period over which the installments are to be payable may not exceed the Beneficiary’s life expectancy, determined as of the date payment commences if the Beneficiary is not the Participant’s surviving spouse or redetermined annually if the Beneficiary is the Participant’s surviving spouse, and in no event will payment of the installments begin to be made to a Beneficiary who is not the Participant’s surviving spouse later than one (1) year after the date of the Participant’s death or to a Beneficiary who is the Participant’s surviving spouse later than the Participant’s Required Beginning Date.

(d)                                 If a Participant timely makes an election pursuant to Subsection (b) to have his Account paid in the form of an annuity, his Account balance shall be applied toward the purchase of an annuity benefit which is actuarially equivalent to the single sum benefit payable under Subsection (a); provided, however, that if such Participant is married and dies after making the election but before the Benefit Commencement Date, his Account balance shall be payable to his surviving spouse in accordance with Section 10.02.  Such annuity benefit shall provide for payment in one of the following forms, as elected by the Participant (subject to the spousal consent rules set forth below)

(i)                                     a Qualified Joint and Survivor Annuity,

(ii)                                  a straight life annuity payable over the Participant’s lifetime, or

(iii)                               an annuity for five (5), ten (10) or fifteen (15) years certain (with benefits payable after the Participant’s death to his Beneficiary for the remainder of the period certain) and thereafter for the Participant’s lifetime, provided that the period certain shall not exceed the Participant’s life expectancy at his annuity starting date.

(e)                                  If a Participant timely elects an annuity form of payment pursuant to Subsection (b), and such Participant is married at the time the election is made, his Account balance shall be applied toward the purchase of a Qualified Joint and Survivor Annuity unless his spouse waives the Qualified Joint and Survivor Annuity during the applicable election period.  The spouse’s waiver must be in writing, must acknowledge the effect of such election and must be witnessed by a Plan representative designated by the Pension Committee or a notary public.  The spouse’s waiver must designate a specific Beneficiary (if any) and a specific form of benefit which may not be changed without the consent of the spouse unless the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse.  No spousal consent shall be required if the Pension Committee, in accordance with Treasury guidelines, determines that spousal consent cannot be obtained because the spouse cannot be located or because of other reasons specified in Treasury regulations.  Any spousal consent under this provision shall be valid only with respect to the spouse who signs the consent

(or if no spousal consent is required, the designated spouse), but shall be irrevocable once made unless expressly made revocable.  A waiver of the Qualified Joint and Survivor Annuity may be revoked by the Participant in writing without the consent of his spouse at any time during the applicable election period.  Any subsequent election by the Participant to waive the Qualified Joint and Survivor Annuity in favor of an alternative annuity form of benefit must comply with the requirements of this Section.

(f)                                    In lieu of a single sum benefit, the Beneficiary of a Participant who is entitled to a death benefit in excess of $5,000 (or such greater amount as may be provided in Section 411 of the Code or any successor provision thereto or regulations thereunder) pursuant to Section 10.02 may elect to direct the Pension Committee to apply such benefit toward the purchase of an actuarially equivalent straight life annuity (payable over the Beneficiary’s lifetime) from a legal reserve life insurance company.  Any such election must be made before the Benefit Commencement Date on such form as the Pension Committee shall prescribe.

(g)                                 For purposes of this Section, a former spouse will be treated as the spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

(h)                                 The Pension Committee shall provide each Participant described in Subsection (b), within a reasonable period prior to the Benefit Commencement Date, with a written explanation of (i) the terms and conditions of a Qualified Joint and Survivor Annuity, (ii) the Participant’s right to make, and the effect of making an election to waive the Qualified Joint and Survivor Annuity, (iii) the rights of the Participant’s spouse, and (iv) the right to make and the effect of a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

(i)                                     A Qualified Joint and Survivor Annuity shall mean an annuity for the life of a Participant with a survivor annuity for the life of his spouse equal to fifty percent (50%) of the amount of the annuity payable during the joint lives of the Participant and his spouse.  If a Participant so elects, the periodic benefit payable to the surviving spouse may be seventy five percent (75%) or one hundred percent (100%) of the periodic benefit payable to the Participant during his lifetime.

(j)                                     For purposes of determining actuarial equivalence, reference shall be made to the UP-84 Mortality Table and the interest rate(s) which would be used by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a Participant’s benefits under a defined benefit plan if such a plan had terminated as of the first day of the Plan Year in which distribution commences.

10.11                     Post-Distribution Credits.  In the event that, after the payment of a single-sum distribution under this Plan (other than an in-service benefit distribution), there shall remain in the Participant’s Account any funds, or any funds shall be subsequently credited to such Account, such additional funds, to the extent vested, shall be paid to the Participant or applied for the Participant’s Account as promptly as practicable.

10.12                     Optional Direct Rollover.  Effective January 1, 1993, in the event any payment or payments to be made under the Plan to a Participant, a Beneficiary who is the surviving spouse of a Participant, or an Alternate Payee who is the spouse or former spouse of a Participant would constitute an “eligible rollover distribution,” such individual may request that such payment or payments be transferred directly from the Plan to the trustee of (a) an individual retirement account described in Section 408(a) of the Code, (b) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), (c) an annuity plan described in Section 403(a) of the Code, or (d) a qualified retirement plan the terms of which permit the acceptance of rollover distributions; provided, however, that Clauses (c) and (d) shall not apply with respect to an eligible rollover distribution made to a Beneficiary who is the surviving spouse of a Participant or an Alternate Payee who is the former spouse of a Participant.  Any such request shall be made in writing, on the form prescribed by the Pension Committee for such purpose, at such time in advance as the Pension Committee may specify.

For purposes of this Section 10.12, “eligible rollover distribution” shall mean a distribution from the Plan, excluding (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the joint lives (or joint life expectancies) of the individual and the individual’s designated Beneficiary, for a specified period of ten (10) or more years, (b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, (c) any distribution to the extent such distribution is not included in gross income, and (d) any hardship distribution within the meaning of Section 401(k)(2)(B)(i)(IV) of the Code.

10.13                     Certain Involuntary Cashouts.  Notwithstanding anything herein to the contrary, in the case of a Participant who has terminated employment and whose Account is $5,000 or less, such Account may de distributed to the Participant on a uniform and nondiscriminatory basis on or after March 22, 1999 even though such Account exceeded the limitation set forth in Section 411(a)(11) of the Code at the time of a prior distribution, subject to the restrictions of Section 411(a)(11) of the Code and the related regulations prohibiting the acceleration of benefits that are paid in certain annuity forms.

ARTICLE XI

PARTICIPANT LOANS

11.01                     In General.

(a)                                  Permissibility.  Loans to Participants who are parties in interest shall be allowed if, and only if, the Pension Committee in its sole discretion determines that such loans are to be made.  The Pension Committee shall have the right to require any applicant for a Participant loan to secure the written consent of any party for whose benefit there exists a QDRO in respect to the Participant’s interest under the Plan.  No more than three loans, each made in a different Plan Year, shall be permitted for each Participant.  A Participant may have only one outstanding loan used to acquire the Participant’s primary residence.

(b)                                 Application.  Subject to such uniform and nondiscriminatory rules as may from time to time be adopted by the Pension Committee, the Trustees, upon application by such Participant on forms or by other methods approved by the Pension Committee, may make a loan or loans to such applicant.

(c)                                  Limitation on Amount.  Loans shall be permissible only from a Participant’s Salary Deferral Account, After-Tax Account, Rollover Account and the vested portion of the Participant’s Matching Contribution Account and Optional Employer Contribution Account.  In no event shall any loan (when added to the outstanding balance of all loans to the Participant) exceed the lesser of (i) fifty percent (50%) of the balance credited to such Participant’s vested Account or (ii) $50,000, less the excess (if any) of the highest outstanding balance of all loans during the twelve (12) months prior to the time the new loan is to be made over the outstanding balance of loans from the Plan on the date on which such loan was made.

Loans under any other qualified plan sponsored by the Employer shall be aggregated with loans under the Plan in determining whether or not the limitation stated herein has been exceeded.

(d)                                 Equality of Borrowing Opportunity.  Loans shall be available to all Participants who are parties in interest (as defined in ERISA) on a reasonably equivalent basis; provided, however, that (i) no loan shall be made if the Participant cannot qualify for a minimum loan of at least $1,000 and (ii) the Pension Committee may make reasonable distinctions among prospective borrowers on the basis of credit worthiness.  Loans shall not be made available to Participants who are or were Highly Compensated Employees in an amount (when calculated as a percentage of the borrower’s vested interest under the Plan) greater than the amount (similarly calculated) available to other Participants.

11.02                     Loans as Investments of the Trust.  All loans shall be considered as fixed income investments of a segregated account of the Trust directed by the borrower.  Accordingly, the following conditions shall prevail with respect to each such loan:

(a)                                  Security.  All loans shall be secured by the pledge of one-half (½) of the Participant’s entire interest in the Trust, and by the pledge of such further collateral as the Pension Committee, in its discretion, deems necessary to assure repayment of the borrowed amount and all interest to be accrued thereon in accordance with the terms of the loan.

(b)                                 Interest Rate.  Interest shall be charged at a rate to be fixed by the Pension Committee and, in determining the interest rate, the Pension Committee shall take into consideration interest rates currently being charged on similar commercial loans by persons in the business of lending money.  Interest shall be credited to the Investment Funds in the same manner as the Participant directs for his current Plan contributions.

(c)                                  Loan Term.  Loans shall be for terms not to exceed five (5) years, except that after December 1, 1989, loans taken for the purpose of acquiring any dwelling unit which is to be used as a principal residence of the Participant may be for periods of up to ten (10) years.  Loans shall be non-renewable and non-extendible.

(d)                                 Investment Funds.  Loans shall be made in the following order from the separate accounts comprising a Participant’s Account:  After-Tax Account, Rollover Account, Matching Contribution Account, Optional Employer Contribution Account, and Salary Deferral Account.

(e)                                  Default and Remedies.  If (i) not paid as and when due under the terms of the promissory note, (ii) proceedings in bankruptcy, receivership or insolvency by or against the borrowing Participant commence, (iii) the Participant terminates his employment with the Company and each Affiliated Company (other than pursuant to an unpaid leave of absence or Total Disability, if no distribution is made to the Participant under Section 10.01 hereof in conjunction with such Total Disability), or (iv) any assignment by the borrowing Participant for the benefit of his creditors of any collateral for the loan (other than an assignment pursuant to a valid levy by the Internal Revenue Service) occurs, any such outstanding loan or loans may be deducted from any benefit which is or becomes payable to the borrower or his Beneficiary, and any other security pledged shall be sold by the Trustee, at the direction of the Pension Committee at public or private sale as soon as is practicable after such default.  The proceeds of any sale shall first be applied to pay the expenses of conducting the sale, including reasonable attorneys’ fees, and then to pay any sums due from the borrower to the Plan, with such payment to be applied first to accrued interest and then to principal.  The Participant shall remain liable for any deficiency, and any surplus remaining shall be paid to the Participant.  In the event of default, no deduction shall be made from the borrower’s Account until a distributable event has occurred under the Plan.  Notwithstanding anything herein to the contrary, a repayment shall be deemed made as and when due if it is made no later than the end of the calendar quarter following the calendar quarter in which it was due pursuant to the terms of the related promissory note.

(f)                                    Loan Statement.  Every Participant receiving a loan hereunder will receive a statement from the Pension Committee clearly reflecting the charges involved in each transaction, including the dollar amount and annual interest rate of the finance charges.  The statement will provide all information required to meet applicable “truth-in-lending” laws.  Each Participant receiving a loan hereunder shall be required to sign all documents that the Pension Committee may require before issuance of any loan (including documents evidencing spousal consent, if married) and shall also be required to bear all reasonable expenses arising out of the loan transaction.

(g)                                 Restriction on Loans.  The Pension Committee will not approve any loan if it is the belief of the Pension Committee that such loan, if made, would constitute a prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code), would constitute a distribution taxable for Federal income tax purposes, or would imperil the status of the Plan or any part thereof under Sections 401(a) or 401(k) of the Code.

(h)                                 Loan Rules.  The Pension Committee shall establish whatever rules it shall deem necessary or appropriate to govern loans made under this Section 9.5, including, without limitation, rules establishing application procedures, forms and deadlines, rules limiting the amount that a Participant may borrow (for example, rules providing that a Participant’s repayments for any given payroll period with respect to all loans under the Plan cannot exceed a specified percentage of the Participant’s Compensation for that payroll period), and rules concerning loans to officers subject to the requirements of Section 16(b) of the Securities Exchange Act of 1934.

ARTICLE XII

PROVISIONS RELATING TO TOP-HEAVY PLANS

12.01                     Determination of Top-Heavy Status.  The Plan shall be deemed “top-heavy” as to any Plan Year if, as of the Determination Date with respect to such Plan Year, either of the following conditions are met:

(a)                                  The Plan is not part of an Aggregation Group and the Key Employee Ratio under the Plan exceeds sixty percent (60%), or

(b)                                 The Plan is part of an Aggregation Group, and the Key Employee Ratio of such Aggregation Group exceeds sixty percent (60%).

The Plan shall be deemed “super top-heavy” as to any Plan Year if, as of the Determination Date with respect to such Plan Year, the conditions of Subsections (a) or (b) hereof are met with “ninety percent (90%)” substituted for “sixty percent (60%)” therein.

12.02                     Top-Heavy Plan Minimum Allocation.

(a)                                  General Rule.  The aggregate allocation made under Sections 6.01, 6.02 and 6.03 of the Plan to the Account of each Active Participant who is a Non-Key Employee for any Plan Year in which the Plan is a Top-Heavy Plan and who remained in the employ of the Employer or an Affiliated Company through the end of such Plan Year (whether or not in the status of Employee) shall be not less than the lesser of:

(i)                                     Three percent (3%) of the Statutory Compensation of each such Participant for such Plan Year; or

(ii)                                  The percentage of such Statutory Compensation so allocated under Sections 6.01, 6.02 and 6.03 to the Account of the Key Employee for whom such percentage is the highest for such Plan Year.

With respect to any Plan Year ending prior to January 1, 2000, if any person who is an Active Participant in the Plan is a Participant under any defined benefit pension plan qualified under Section 401(a) of the Code sponsored by the Employer or an Affiliated Company, there shall be substituted “Four percent (4%)” for “Three percent (3%)” in Subparagraph (i) above.  For the purposes of determining whether or not the provisions of this section have been satisfied, (A) contributions or benefits under Chapter 2 of the Code (relating to tax on self-employment income), Chapter 21 of the Code (relating to Federal Insurance Contributions Act), Title II of the Social Security Act, or any other Federal or state law are disregarded; (B) all defined contribution plans in the Aggregation Group shall be treated as a single plan; and (C) for Plan Years beginning prior to January 1, 1985, employer contributions made pursuant to a salary reduction agreement or similar arrangement shall be disregarded.  For the purposes of determining whether or not the requirements of this Section have been satisfied, contributions allocable to the account of the participant under any other qualified defined contribution plan that is part of the Aggregation Group shall be deemed to be contributions made under the Plan, and, to the extent thereof, no duplication of such contributions shall be required hereunder solely by reason of this Section.  Subparagraph (ii) above shall not apply in any Plan Year in which the Plan is part of an Aggregation Group containing a defined benefit pension plan (or a combination of such defined benefit pension plans) if the plan enables a defined benefit pension plan required to be included in such Aggregation Group to satisfy the requirements of either Section 401(a)(4) or 410 of the Code.

(b)                                 Exceptions to the General Rule.  The provisions of Subsection (a) above shall not apply to any Participant for a Plan Year if, with respect to that Plan Year:

(i)                                     such participant was an active participant in a qualified defined benefit pension plan sponsored by the Employer or by an Affiliated Company under which plan the Participant’s accrued benefit is not less than the minimum accrued pension benefit that would be required under Section 416(c)(1) of the Code, treating such defined benefit pension plan as a Top-Heavy Plan and treating all such defined benefit pension plans as constitute an Aggregation Group as a single plan; or

(ii)                                  such participant was an active participant in a qualified defined contribution plan sponsored by the Employer or by an Affiliated Company under which plan the amount of the employer contribution allocable to the account of the participant for the accrual computation period of such plan ending with or within the Accrual Computation period, exclusive of amounts by which the Participant’s compensation was reduced pursuant to a salary reduction agreement or similar arrangement, is not less than the contribution allocation that would be required under Section 416(c)(2) of the Code under this Plan.

12.03                     Top-Heavy Plan Maximum Allocations.  If the Plan is a Super Top-Heavy Plan, or if the Plan is a Top-Heavy Plan which fails to satisfy the additional minimum allocation requirements under Section 12.02 hereof, the definitions of “defined contribution fraction” and “defined benefit fraction” as incorporated by reference in Section 6.05(b) shall be modified as required under Section 416 of the Code.

12.04                     Top-Heavy Vesting Schedule.  In the event that the Plan is or becomes a Top-Heavy Plan, the Participant’s vested interest in his Matching Contribution Account shall be determined under the vesting schedule set forth in Section 9.02.

ARTICLE XIII

PLAN ADMINISTRATION

13.01                     Pension Committee.

(a)                                  The Board of Directors shall appoint a Pension Committee to be known as the “Pension Committee” which shall serve at the Board of Directors’ pleasure.  Unless the Board of Directors otherwise provides, any member of the Pension Committee who is an Employee of the Company or any other Employer at the time of his or her appointment will be considered to have resigned from the Pension Committee when no longer an Employee.

(b)                                 All of the reasonable expenses of the Pension Committee shall be paid by the Company.

(c)                                  The Pension Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting.  The Pension Committee may authorize in writing any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Pension Committee shall deliver to such interested person a written revocation of such authorization.

(d)                                 A member of the Pension Committee who is also a Participant shall not vote or act upon any matter relating specifically to himself.

13.02                     Powers, Duties, Etc., of the Pension Committee.

(a)                                  The Pension Committee shall have the power to adopt regulations and procedures regarding the administration of the Plan and its investments, and to construe the Plan and to determine all questions of fact that my arise thereunder, and any such regulations, procedures, construction or determination shall be conclusively binding upon all persons interested in the Plan.

(b)                                 Subject to the terms of the Plan, the Pension Committee shall determine the time and manner in which all elections authorized by the Plan shall be made or revoked.

(c)                                  All applications of the Trust for purposes of payments of benefits or expenses of the Plan shall be made by the Pension Committee, except as may otherwise be provided in agreements with Trustees or Investment Managers.

(d)                                 The Pension Committee shall have power to make and deal with any investment of the Trust in any manner consistent with the Plan which it deems advisable.

(e)                                  The Pension Committee shall establish and maintain a claims procedure as provided for in Section 503 of ERISA.

(f)                                    The Pension Committee shall have all the rights, powers, duties and obligations granted or imposed upon it elsewhere in the Plan.

(g)                                 The Pension Committee shall exercise its responsibilities hereunder in a uniform and non-discriminatory manner.

13.03                     Delegation of Responsibility.  The Pension Committee may designate persons, including persons other than Named Fiduciaries, to carry out the responsibilities of the Pension Committee provided for hereunder.  The Pension Committee shall not be liable for any act or omission of a person so designated.

13.04                     Investment Manager.  The Pension Committee may, by an instrument in writing, appoint one or more persons (each of whom is herein referred to as an “Investment Manager”) as adviser to the Pension Committee in respect of investments and may, subject to any restrictions upon investment imposed upon the Pension Committee by any regulation of the

Internal Revenue Service relating to the qualification of the Plan under Section 401(a) of the Code, or by ERISA, delegate to an Investment Manager from time to time the power to manage, acquire and dispose of any Plan assets.  Each person so appointed shall be an investment adviser registered under the Investment Advisers Act of 1940, a bank as defined in that Act, or an insurance company qualified to manage, acquire or dispose of any asset of the Plan under the laws of more than one state.  Each Investment Manager shall acknowledge in writing that it is a fiduciary with respect to the Plan.  The Pension Committee shall approve or enter into an agreement with each Investment Manager specifying the duties and compensation of such Investment Managers and the other terms and conditions under which such Investment Manager shall be retained.  The Pension Committee shall not be liable for any act or omission of any Investment Manager, and shall not be liable for following the advice of any Investment Manager, with respect to any duties delegated to any Investment Manager.

13.05                     Trustee.  The Pension Committee may, by an instrument in writing, appoint one or more persons (each of whom is herein referred to as a “Trustee”) to serve as trustee of all or a portion of the Trust or shall, as a contract holder, enter into an annuity or other contract within the meaning of Section 401(f) of the Code.  Each Trustee shall be subject to direction by the Pension Committee or an Investment Manager and shall have no discretion with respect to management and control of Plan assets, except to the extent that the instrument appointing such Trustee provides that such Trustee shall have power to manage and control Plan assets.  Each Trustee shall accept its appointment by an instrument in writing.  The Pension Committee shall approve or enter into an agreement with each Trustee specifying the duties and compensation of such Trustee and the other terms and conditions under which such Trustee shall serve.  The Pension Committee shall not be liable for any act or omission of any Trustee with respect to any duties delegated to such Trustee.

13.06                     Investment Funds.  The Pension Committee shall establish one or more Investment Funds for the investment of Participant Accounts.

13.07                     Compensation.  Each Investment Manager and each Trustee shall be paid such reasonable compensation, in addition to their reimbursement of expenses, as shall from time to time be agreed upon by the Pension Committee and such Investment Manager or Trustee, as the case may be; except that no Trustee or Investment Manager who is a full-time employee of the Company shall receive compensation from the Plan, except for the reimbursement of expenses.

13.08                     Information Furnished by Participants.  Each Participant shall file with the Pension Committee such pertinent information concerning himself, his spouse, Beneficiary and contingent annuitant as the Pension Committee may specify, and to the maximum extent permitted by ERISA, no Participant, spouse, Beneficiary or contingent annuitant shall have any rights or be entitled to any benefits under the Plan unless such information is filed by or with respect to him.

13.09                     Claims Procedures.  All disputed claims for benefits under the Plan shall be submitted to, and decided in writing by, the Pension Committee.  Written notice of the decision on each such claim shall be furnished to the claimant within ninety (90) days after receipt of the claim by the Pension Committee (unless the claimant is notified that special circumstances require an extension of up to ninety (90) additional days).  If the claim is wholly or partially denied, such written notice shall set forth an explanation of the specific findings and conclusions on which such denial is based.  A claimant may review all pertinent documents and may request a review by the Pension Committee of such a decision denying the claim.  Such a request shall be made in writing and filed with the Pension Committee within sixty (60) days after delivery to said claimant of written notice of said decision.  Such written request for review shall contain all additional information which the claimant wishes the Pension Committee to consider.  The Pension Committee may hold a hearing or conduct an independent investigation.  Written notice of the decision on review shall be furnished to the claimant within sixty (60) days of the Pension Committee’s receipt of the request for review (unless the claimant is notified that special circumstances require an extension of up to sixty (60) additional days) and shall include specific reasons for such decision.  For all purposes under the Plan, such decisions on claims (where no review is requested) and decisions on review (where review is requested) shall be final, binding and conclusive on all interested persons as to participation and benefit eligibility, the employee’s amount of salary and as to any other matter of fact or interpretation relating to the Plan.

ARTICLE XIV

FIDUCIARIES

14.01       Named Fiduciaries.  The Pension Committee shall be the Named Fiduciary of the Plan with authority to control and manage the operation and administration of the Plan.  The Pension Committee shall also be the “Administrator” and the “Plan Administrator” with respect to the Plan, as those terms are defined in Section  3(16)(A) of ERISA and in Section  414(g) of the Code, respectively.

14.02.      Employment of Advisers.  A Named Fiduciary, and any fiduciary named by a Named Fiduciary, may employ one or more persons to render advice or services with regard to any responsibility of such Named Fiduciary or fiduciary under the Plan.

14.03.      Multiple Fiduciary Capacities.  Any Named Fiduciary and any other fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

14.04.      Indemnification.  To the extent not prohibited by State or Federal law, the Company shall indemnify and save harmless each Named Fiduciary and each Employee of the Company from all claims for liability, loss or damage (including the payment of expenses in connection with the defense of any such claim) which result from any exercise or failure to exercise any responsibilities with respect to the Plan, other than willful misconduct or willful failure to act.

ARTICLE XV

AMENDMENT AND TERMINATION

15.01       Amendment.  The provisions of the Plan may be amended at any time and from time to time by a written instrument of amendment executed by the Board of Directors or its delegates, provided, however, that:

(a)           No amendment shall deprive any Participant or Beneficiary of any of the benefits to which he is entitled under the Plan with respect to contributions previously made, nor shall any amendment decrease the balance in any Participant’s Account except as may be specifically authorized by statute or regulation;

(b)           No amendment shall provide for the use of funds or assets held to provide benefits under the Plan other than for the benefit of Participants and their Beneficiaries or to meet the administrative expenses of the Plan, except as may be specifically authorized by statute or regulation.

15.02       Plan Termination.

(a)           Right Reserved.  While it is the Employer’s intention to continue the Plan indefinitely in operation, the right is, nevertheless, reserved by the Employer to terminate the Plan in whole or in part.  Whole or partial termination of the Plan shall result in full and immediate vesting in each affected Participant of the entire amount standing to his credit in his Account, and there shall not thereafter be any forfeitures with respect to any such affected Participant for any reason.  Termination of the Plan shall be effective as of the date specified by a written instrument of termination executed by the Board of Directors or its delegates, subject, however, to the provisions of Section 15.04 hereof.  Each participating Employer shall have the right to withdraw from the Plan pursuant to Article XVI.

(b)           Effect on Former Participants.  Termination of the Plan shall have no effect upon payment of installments and benefits to former Participants, their Beneficiaries and their estates.  The Pension Committee shall instruct the Trustee to retain sufficient assets to pay any such benefits, and the Trustee shall have the right, upon direction by the Pension Committee, to purchase annuity contracts to assure the completion of such payment or, if permitted under applicable law, to pay the value of such benefits in a lump-sum distribution.

(c)           Effect on Remaining Participants.  The Pension Committee shall instruct the Trustee either (i) to continue to administer the Trust for the benefit of the Participants and their Beneficiaries, or (ii) to pay over to each Participant the value of his interest, and to thereupon dissolve the Trust, but only if the Plan is terminated without establishment or maintenance of another defined contribution plan (within the meaning of Section 401(k)(10) of the Code).

15.03       Complete Discontinuance of Employer Contributions.  While it is the Employer’s intention to make substantial and recurrent contributions to the Plan pursuant to the provisions hereof, the right is, nevertheless, reserved to at any time completely discontinue Employer contributions.  Such complete discontinuance shall be established by resolution of the Board of Directors and shall have the effect of a termination of the Plan, as set forth in Section 15.02, except that the Trustee shall not have the authority to dissolve the Trust except upon adoption of a further resolution by the Board of Directors to the effect that the Plan is terminated and upon receipt from the Pension Committee of instructions to dissolve the Trust.

15.04       Suspension of Employer Contributions.  The Employer shall have the right at any time, and from time to time, to suspend Employer contributions to the Plan.  Such suspension shall have no effect on the operation of the Plan except as set forth below:

(a)           If the Board of Directors determines by resolution that such suspension shall be permanent, a permanent discontinuance of contributions will be deemed to have occurred as of the date of such resolution or such earlier date as is therein specified.

(b)           If such suspension becomes a plan termination, a complete discontinuance of contributions will be imputed.  In such case, the permanent discontinuance, with resultant full vesting for all affected Participants, shall be deemed to have occurred on the earlier of the date specified by resolution of the Board of Directors or established as a matter of equity by the Pension Committee or determined under applicable law.

15.05       Mergers and Consolidations of Plans.  In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have a benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, consolidation or transfer) that is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer in the plan in which he was then a Participant (had such plan been terminated at that time).  For the purposes hereof, former Participants and Beneficiaries shall be considered Participants.

ARTICLE XVI

PARTICIPATION BY AFFILIATES

16.01       Participation in the Plan.  Any entity which desires to become an Employer hereunder may elect, with the consent of the Board of Directors to become a party to the Plan by adopting the Plan for the benefit of its eligible Employees, effective as of the date specified in such adoption by filing with the Pension Committee a certified copy of a resolution of its board of directors or other governing authority to that effect, and such other instruments as the Pension Committee may require.  The adoption resolution or decision may contain such specific changes and variations in Plan terms and provisions applicable to such adopting Employer and its Employees as may be acceptable to the Pension Committee.  However, the sole, exclusive right of any other amendment of whatever kind or extent to the Plan is reserved by the Board of Directors or its delegates.  Any specific changes and variations in the Plan terms and provisions as adopted by the Employer in its adoption resolution may not be changed without the consent of such Employer.  The adoption resolution shall become, as to such adopting organization and its employees, a part of this Plan as then amended or thereafter amended and any related trust agreement.  It shall not be necessary for the adopting organization to sign or execute the original or then amended Plan documents.  The coverage date of the Plan for any such adopting organization shall be that stated in the resolution or decision of adoption, and from and after such effective date, such adopting organization shall assume all the rights, obligations, and liabilities of an individual Employer entity hereunder.  The administrative powers and control of the Pension Committee and the Board of Directors, as provided in the Plan, including the sole right to amendment, and of appointment and removal of the Trustees, and their successors, shall not be diminished by reason of the participation of any such adopting organization in the Plan.

16.02       Withdrawal from the Plan.  Any Employer, by action of its board of directors or other governing authority, may withdraw from the Plan after giving ninety (90) days’ notice to the Pension Committee, provided the Board of Directors consents to such withdrawal.  In the event such withdrawal constitutes a partial termination of this Plan, only the affected Participants in that part of the Plan which is terminated shall have fully vested and nonforfeitable rights in their Accounts as a result of such partial termination (unless they were already fully vested prior to the partial termination).  Distribution may be implemented through continuation of the Trust, or transfer to another trust fund exempt from tax under Section 501 of the Code, or by paying over to each Participant the value of his interest (in the case of plan termination); provided, however, that any such distribution shall be implemented in a manner consistent with the distribution restrictions of Sections 401(a) and 401(k) of the Code; and further provided that no such action shall divert any part of such fund to any purpose other than the exclusive benefit of the Employees of such Employer prior to the satisfaction of all liabilities under the Plan.

16.03       Dissolution of Employer.  In the event that an Employer shall at any time be judicially declared bankrupt or insolvent, or in the event of dissolution, merger, or consolidation, without any provision being made for the continuance of the Plan, the Board of Directors may in its discretion may direct the Pension Committee and the Trustee to proceed in the same manner as though the Employer had withdrawn from the Plan.

ARTICLE XVII

MISCELLANEOUS PROVISIONS

17.01       Nonalienation of Benefits.

(a)           Except as provided in Section 17.01(b), none of the payments, benefits or rights of any Participant or Beneficiary shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Participant or Beneficiary.  Except as provided in Section 17.01(b), no Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary or Beneficiaries as hereinabove provided.

(b)           Compliance with the provisions and conditions of any QDRO pursuant to Section 10.08 shall not be considered a violation of this provision.  In addition, to the extent provided under Section 401(a) of the Code and the regulations thereunder, this provision shall not preclude the enforcement of a federal tax levy or the collection by the United States on a judgment resulting from an unpaid tax assessment.

17.02       No Contract of Employment.  Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

17.03       Severability of Provisions.  If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

17.04       Heirs, Assigns and Personal Representatives.  This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, Beneficiary, and Alternate Payee, in accordance with and subject to the limitations herein (except that no successor to the Employer shall be considered a Plan sponsor unless that successor adopts the Plan).

17.05       Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

17.06       Gender and Number.  Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

17.07       Controlling Law.  This Plan shall be construed and enforced according to the laws of the State of New York to the extent not preempted by Federal law, which shall otherwise control.

17.08       Title to Assets.  No Participant or Beneficiary shall have any right to, or interest in, any assets of the Plan upon termination of his employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Participant.  All payments of benefits as provided for in the Plan shall be made from the assets of the Plan, and neither the Employer nor any other person shall be liable therefor in any manner.

17.09       Payments to Minors, Etc..  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Trustee, the Pension Committee, the Employer and all other parties with respect thereto.

17.10       Reliance on Data and Consents.  The Employer, the Trustee, the Pension Committee, all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of all data provided by the Participant and his or her Beneficiaries, including, without limitation, data with respect to age, health and marital status.  Furthermore, the Employer, the Trustee, the Pension Committee and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan by any Participant, the spouse of any Participant, any Beneficiary of any Participant, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation.  None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, spouses of Participants and Beneficiaries to advise the appropriate parties of any change in such data.

17.11       Lost Payees.  A benefit shall be deemed forfeited if the Pension Committee is unable to locate a Participant, a spouse or a Beneficiary to whom payment is due,

provided, however, that such benefit shall be reinstated if a claim is made by the participant or Beneficiary for the forfeited benefit.

17.12       Service in the Armed Forces.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.  In addition, loan repayments will be suspended under this Plan in accordance with Section 414(u)(4) of the Code.

Amendment Dated June 2002

INSTRUMENT OF AMENDMENT TO THE SANOFI-SYNTHELABO, INC.

HOURLY EMPLOYEES’ SAVINGS PLAN (DES PLAINES)

WHEREAS, Sanofi-Synthelabo, Inc. (hereinafter referred to as the “Company”) is the sponsor of the Sanofi-Synthelabo, Inc. Hourly Employees’ Savings Plan (Des Plaines) (hereinafter referred to as the “Plan”);

WHEREAS, ARTICLE XV of the Plan provides, with exceptions not material, that the Board of Directors of the Company (the “Board”) may amend the Plan at any time by a written instrument of amendment executed by the Board or its delegates;

WHEREAS, the Pension Committee of the Company has been delegated by the Board of Directors of the Company the authority to adopt amendments to the Plan;

NOW THEREFORE, pursuant to said Article XV, the Pension Committee hereby amends the Plan, effective as of the dates hereinafter provided, as follows:

1. The cover page of the Plan document is hereby amended, effective August 1, 1998, by adding the phrase “, Except as Otherwise Provided Herein” after the occurrence of “1998”.

2. The last full sentence of Section 2.23 of Article II is hereby amended, effective August 1, 1998, by replacing “three months” with “twelve months.”

3. The first full sentence of Section 2.60 is hereby amended, effective August 1, 1998, to read in its entirety as follows:

“Statutory Compensation’ shall mean, as to any year or other period of reference, for purposes of Sections 4.04, 6.02(b), 6.05, 7.06, the definition of Highly Compensated Employee in Article II, and the top-heavy rules of Article XII, the amount of a Participant’s remuneration that qualifies as compensation within the meaning of Treas. Reg. § 1.415-2(d)(11)(i).”

4. The first sentence of Section 3.04 is hereby amended, effective January 1, 1997, by adding the following clause to the beginning thereof: “Effective with respect to years commencing after December 31, 1996,”

5. Section 4.01(d) is hereby amended in its entirety, effective August 1, 1998, to read as follows:

“In addition to the contribution pursuant to Section 4.01 (a), (b) and (c) hereof, the Employer shall pay to the Plan such sums, if any, as may be required to reinstate previously forfeited amounts to the Account of Participants who, upon ceasing to be Active Participants, received cash-outs of their respective vested interests under the Plan and, upon reinstatement to Active Participant status, made a restoration contribution described in Section 5.02 hereof.”

6. The second sentence of Section 4.02 is hereby amended in its entirety, effective August 1, 1998, to read as follows:

“In addition, in the event the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.”

7. The first clause of Section 4.04(a) is hereby amended, effective January 1, 1997, by deleting the phrase “(including the portion of Plan Year 1998 prior to the Effective Date)” and replacing it with the phrase “commencing after December 31, 1996:”

8. Section 4.04(b) is hereby amended, effective August 1, 1998, by adding a new sentence to the end thereof to read in its entirety as follows:

“In addition, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to receive matching contributions (as defined in Section 401 (m)(4)(A) of the Code) or to make employee contributions under two or more plans described in Section 401(a) of the Code that are maintained by the Employer or an Affiliated Company shall be determined as if all such contributions were made under a single plan, provided, however, that such plans have (i) the same plan year, or (ii) if different plan years, a plan year commencement date within the same plan year. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated pursuant to the regulations under Section 40 1(m) of the Code.”

9. Section 4.05 is hereby amended, effective January 1, 1997, by adding to the beginning thereof, after the occurrence of the phrase “Correction of Discriminatory Contributions.” the clause, “Effective with respect to years commencing after December 31, 1996:”

10. Section 4.05(a) is hereby amended, effective January 1, 1997, by deleting the last sentence thereof and replacing it with the following language:

“The discriminatory contributions subject to correction pursuant to this Subsection (“Excess Aggregate Contributions”) shall be allocated to the Highly Compensated Employees with the largest amounts of After-Tax Employee Contributions, Matching Contributions and Optional Employer Contributions taken into account in calculating the test described in Section 4.04(a), and continuing in descending order until all of the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the ‘largest amount’ is determined after distribution of Excess Aggregate Contributions. Such distribution shall be made without regard to any notice or consent otherwise required under the Plan. The determination and distribution of Excess Aggregate Contributions and income earned thereon shall be calculated in accordance with Section 401(m) of the Code and the regulations and rulings promulgated thereunder.”

11. Section 6.04 is hereby amended, effective August 1, 1998, to read in its entirety as follows:

“Forfeitures experienced by Participants with less than fully vested interests in the Plan who, upon ceasing to be Active Participants, received cash-outs of their respective vested interests under the Plan shall be applied to reduce future Employer contributions to the Plan.”

12. The first full sentence of Section 6.05(a) is hereby amended, effective with respect to “Limitation Years” commencing after December 31, 1994, to read in its entirety as follows:

“(a) Effective with respect to Limitation Years commencing after December 31, 1994, in no event shall the Annual Addition to a Participant’s Account for any Limitation Year exceed the lesser of:

(i) $30,000, or

(ii) twenty-five percent (25%) of such Participant’s Statutory Compensation for the Limitation Year.”

13. The first clause of Section 7.06(a) is hereby amended, effective January 1, 1997, by deleting the phrase “(including the portion of Plan Year 1998 before the Effective Date)” and replacing it with the phrase “commencing after December 31, 1996:”

14. Section 7.06(b) is hereby amended, effective August 1, 1998, by adding a new sentence to the end thereof to read in its entirety as follows: “In addition, the Deferral Percentage for any Participant who is a Highly Compensated Employee and who is eligible to participate in one or more ‘cash or deferred arrangements’ (within the meaning of Treas. Reg. Section 1.401 (k)- 1) maintained by the Employer or an Affiliated Company shall be determined by treating all such arrangements (including the Plan) as one arrangement, provided, however, that such arrangements have (i) the same plan year, or (ii) if different plan years, a plan year commencement date within the same plan year.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated pursuant to the regulations under Section 401(k) of the Code.”

15. Section 7.07(a) is hereby amended, effective January 1, 1997, by deleting the last sentence thereof and replacing it with the following language:

“The discriminatory contributions subject to correction pursuant to this Subsection (“Excess Contributions”) shall be allocated to the Highly Compensated Employees with the largest amounts of Salary Deferrals taken into account in calculating the test described in Section 7.06(a), and continuing in descending order until all of the Excess Contributions have been allocated. For purposes of the preceding sentence, the ‘largest amount’ is determined after distribution of Excess Contributions. Such distribution shall be made without regard to any notice or consent otherwise required under the Plan. The determination and distribution of Excess Contributions and income earned thereon shall be calculated in accordance with Section 401(k) of the Code and the regulations and rulings promulgated thereunder.”

16. The second sentence of Section 9.03 is hereby amended, effective August 1, 1998, to read in its entirety as follows:

“If upon ceasing to be an Active Participant a Participant does not receive a distribution of his entire vested interest under the Plan, the nonvested portion of such Participant’s Account shall be forfeited as of the time such Participant incurs five (5) consecutive one year Breaks in Service.”

17. Section 9.04(a) is hereby amended, effective August 1, 1998, to read in its entirety as follows:

“If the vesting schedule under this Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s Account shall not be less than the percentage computed under the Plan without regard to such amendment. In addition, if the vesting schedule under this Plan is amended, each Participant who has performed service for the Employer or an Affiliated Company in at least three (3) calendar years may elect, during the election period specified in this Section 9.04, to have the vested percentage of his Account determined without regard to such amendment.”

18. The second-to-the-last sentence of Section 10.03 is hereby amended, effective January 1, 1997, by adding the phrase “effective with respect to Plan Years commencing after December 31, 1996” after the occurrence of “Notwithstanding the preceding sentence” therein.

19. Section 10.08 is hereby amended, effective August 1, 1998, by redesignating Subsections (c) and (d) thereof as (d) and (e), respectively, and adding a new Subsection (c) to read in its entirety as follows:

“(c) Notwithstanding anything herein to the contrary, in the case of a Participant who dies prior to his Benefit Commencement Date, any portion of the Participant’s Account that is not payable to designated Beneficiary shall be distributed within five (5) years after the Participant’s death. Any portion of the Participant’s Account that is payable to a designated Beneficiary shall be distributed either;

(i) within five (5) years of the Participant’s death; or

(ii) over the life of the Beneficiary or over a period certain not extending beyond the life expectancy of the Beneficiary, commencing not later than the end of the calendar year following the calendar year in which the Participant died (or, if the Beneficiary is the Participant’s spouse, commencing not later than the end of the calendar year following the calendar year in which the Participant would have attained age 70-1/2).”

20. The last sentence of Section 10.12 is hereby amended, effective January 1, 2000, by adding the phrase “, effective with respect to any distributions occurring after December 31, 1999” to the end thereof.

21. Section 12.02(a) is hereby amended, effective August 1, 1998, by deleting the first occurrence of “Sections 6.01, 6.02 and 6.03” therein and replacing it with “Sections 6.02(b) and 6.03(b).”

22. The second sentence of Section 15.03 is hereby amended, effective August 1, 1998, to read in its entirety as follows:

“Such complete discontinuance shall have the effect of a termination of the Plan, as set forth in Section 15.02, except that the Trustee shall not have the authority to dissolve the Trust except upon adoption of a further resolution by the Board of Directors to the effect that the Plan is terminated and upon receipt from the Pension Committee of instructions to dissolve the Trust.”

23. Section 17.12 is hereby amended, effective December 12, 1994, by adding after the occurrence of the word “contrary” the clause “effective December 12, 1994,” The amendments hereby made are subject to the condition, which may be waived in writing, that the Internal Revenue Service rule that said amendments do not adversely affect the status of the Plan as a qualified plan under Section 401 (a) of the Internal Revenue Code, as amended, and of the trust established under the Plan as a trust exempt from taxation under Section 5 01 (a) of the Internal Revenue Code, as amended. Each of the officers of the Company is authorized and directed to execute and deliver on behalf of the Company such instruments, documents, filings and certificates as may be necessary and desirable to fully effectuate and accomplish the intent and purpose of this Instrument of Amendment.

Plan Name Change

RESOLVED, that it is ratified and confirmed that effective January 1, 2006, . . . the Hourly Savings Plan shall be renamed the sanofi-aventis Hourly Employees’ Savings Plan  .. . .